Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

HILTON GARDEN INN, RANCHO BERNARDO

TO: LandAmerica Lawyer’s Title Insurance Company

750 B Street, Suite 3000, Symphony Towers

San Diego, CA 92 10 1

Telephone 6 19-230-6342

Facsimile (619) 233-4196

Escrow Officer: Cheryl Goldbarg

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of this 9th day of March, 2006 (the “Effective Date”), by and between BERNARDO VENTURE, a California general partnership (“Seller”), and APPLE SUITES REALTY GROUP, INC., a Virginia corporation (“Buyer”). Seller and Buyer enter into this Agreement with respect to the following:

RECITALS

A. Seller is the owner of fee simple title to the improved real property more commonly known as the Hilton Garden Inn-Rancho Bernardo, 17240 Bernardo Center Drive, San Diego, California, which is more particularly described on Exhibit “A,” attached hereto and incorporated herein by reference, together with all rights, privileges and appurtenances pertaining to such improved real property, (hereinafter collectively, the “Land”). The Land is improved with a hotel consisting of 200 guest rooms and related improvements and fixtures, (collectively “Improvements”). The Land and Improvements are collectively referred to herein as the “Real Property”

B. The Real Property is furnished and equipped with furniture, furnishings, fixtures, linen, uniforms, equipment, telephones and telephone systems, machinery, and other nonconsummable items (collectively “FF&E) and an assortment of operating supplies consisting of housekeeping and laundry supplies, paper and accounting supplies, and similar consumable items (“Operating Supplies”).

C. The Seller owns fee simple title to the Real Property, a portion of the FF&E, and the Operating Supplies. The owned FF&E, the Operating Supplies and all other tangible personal property owned by the Seller located on or about the Real Property or used in connection with the Hotel (defined below), are collectively called the “Personal Property”.

D. The portion of the FF&E not owned by Seller is held under leases, rental agreements or other agreements (“FF&E Leases”).

E. Seller has leased, licensed or entered into occupancy arrangements for the use of portions of the Real Property for retail or other commercial use (collectively “Leases”). Seller has entered into various operating agreements, management, service, supply and maintenance contracts for goods and services to the Hotel (the “Operating Agreements”). Seller has entered into various agreements for advertising, promotion and marketing of the Hotel (the “Advertising Agreements”). Seller has entered into agreements, bookings or other confirmed reservations for rooms or other facilities (collectively called “Advance Booking Agreements”), with respect to the reservation of portions of the Hotel for future use. Seller’s right, title and interest, claim and estate in, to and under the Leases, the FF&E Leases, the Operating Agreements, the Advertising Agreements and the Advance Booking Agreements are collectively called the “Contract Rights”.

F. Any goodwill and other intangible assets related to the Real and Personal Property and the business of operating the Hotel and including, without limitation, all licenses, permits and approvals, escrow accounts, utility and development rights and privileges, general intangibles, business records, reservation systems, guaranties, warranties, plans and specifications, trade names, logos, derivations, telephone numbers, internet URLs, e-mail addresses, marks and intellectual property, if any, are collectively called the “Intangible Property”.

G. The Real Property, the Personal Property, the Contract Rights, and the Intangible Property, are collectively referred to as the “Property”. The operation and hotel business conducted on the Real Property is sometimes called the “Hotel” or “Hotel Business” in this Agreement.

H. The obligation and right to manage the Hotel has been granted to Presidian Destinations, Ltd (“Manager”), pursuant to a separate management agreement between Seller and Manager (the “Management Agreement”). The employees at the Hotel (the “Hotel Employees”), are the employees of and are employed by, the Manager.

I. Manager’s affiliate holds a liquor license (“Liquor License”) issued by the Department of Alcoholic Beverage Control of the State of California (“ABC”) used in connection with the bar and restaurant associated with and included as part of the Real Property.

J. Seller has been operating the Hotel under a license agreement (“Franchise Agreement”) with Hilton Hotels Corporation (“Franchisor”).

K. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property through this Agreement with Seller, on the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

AGREEMENT

1. Purchase and Sale

1.1 Purchase and Sale

Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon and subject to the terms and conditions herein set forth.

2. Purchase Price

The purchase price (“Purchase Price”) for the Property is Thirty Four Million Five Hundred Thousand Dollars ($34,500,000). Within seven (7) Business Days of the Effective Date, the parties shall use commercially reasonable efforts to allocate the Purchase Price among the categories shown on Exhibit 2 attached hereto. In the event the parties fail to reach agreement on such allocation, then there shall be no allocation of the Purchase Price between the parties, but rather each party shall separately allocate the Purchase Price in its sole discretion and the other party shall not be bound by such other party’s allocation.

3. Payment of Purchase Price

The Purchase Price for the Property shall be paid by Buyer as follows:

3.1 Deposit

3.1.1 Definition

As used herein the “Deposit” means the Initial Deposit as increased by the Additional Deposit and the Extension Deposit (as such terms are defined below), together with all interest accrued thereon.

3.1.2 Initial Deposit

Within two (2) days after the Effective Date of this Agreement, Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash by Federal Reserve Wire Transfer of Funds (“Immediately Available Funds”), the sum of Three Hundred Fifty Thousand Dollars ($350,000) (the “Initial Deposit”).

3.1.3 Additional Deposit: Release of Deposit to Seller

Unless this Agreement has been terminated in accordance with provisions of Section 7.1.1 (c) below, Buyer shall be deemed to have elected to proceed with the purchase of the Property and shall deposit the sum of Five Hundred Thousand Dollars ($500,00O)(the “Additional Deposit”) with Escrow Holder by 5:00 p.m. Pacific Standard Time on the first (1st) business day following the expiration date of the Contingency Period (as defined below) in Immediately Available Funds.

3.1.4 Additional Provisions Regarding the Deposit

The Deposit shall be deemed to include all interest accrued thereon and all references herein to a return, payment or application of the Deposit shall be deemed to include any interest earned thereon. Escrow Holder shall place the Deposit in an interest bearing account approved by Buyer. Such account shall have no penalty for withdrawal. The Deposit shall be refundable to Buyer on or before the expiration of the Contingency Period in accordance with Section 7.1.1, if Buyer terminates this Agreement in accordance with Section 7.1.1. If the Agreement is not terminated on or before the expiration of the Contingency Period, the Deposit shall be non-refundable to Buyer; provided, however, the Deposit, shall be refunded to Buyer after the expiration of the Contingency Period, if the Close of Escrow does not occur due to a default under this Agreement by Seller and/or in the event of the failure of a condition precedent to Buyer’s obligation to purchase the Property, as set forth herein. Subject to the foregoing, the Deposit shall be applied to the Purchase Price upon the Close of Escrow.

3.2 Balance of the Purchase Price

At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price, after deduction of the Deposit, as adjusted by the prorations and credits specified herein.

3.3 Purchase Price Holdback

The sum of One Hundred Thousand Dollars ($100,000) shall be held back from the Purchase Price in an interest bearing account for the benefit of Seller with Escrow Holder for the purpose of securing the representations and warranties of Seller and all other obligations of Seller under this Agreement (the “Holdback”), for a period of nine (9) months commencing from the Close of Escrow, as more particularly described in an escrow holdback agreement (“Holdback Agreement”) which shall be executed and delivered at the Closing by Buyer and Seller in the form attached hereto as Exhibit 3.3.

4. Escrow

4.1 Opening of Escrow

For purposes of this Agreement, the Escrow shall be deemed opened on the date which Escrow Holder receives (i) a fully executed original or originally executed counterparts of this Agreement from both Seller and Buyer and (ii) the Initial Deposit from Buyer. If Buyer fails to deliver the Initial Deposit to Escrow Holder within one (1) Business Day after the Effective Date, this Agreement, at Seller’s written election, shall terminate. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments reasonably required by Escrow Holder in order to consummate the transaction contemplated by this Agreement, including without limitation, Escrow Holder’s general conditions attached hereto as Exhibit 4.1 (the “General Conditions”); provided, however, any such supplemental instructions, instruments or General Conditions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any inconsistency between the provisions of such supplemental instructions, instruments or General Conditions and the provisions of this Agreement, the provisions of this Agreement shall control.

4.2 Close of Escrow

For purposes of this Agreement, “Close of Escrow” shall be defined as the date that the grant deed (“Grant Deed”), the form of which is attached hereto as Exhibit “B”, conveying the Real Property to Buyer is recorded in the Official Records of San Diego County, California. The Close of Escrow shall occur on or before thirty (30) days after the expiration of the Contingency Period (the “Closing Date”) or as soon thereafter as the parties may mutually agree.

5. Condition of Title

Title to the Real Property shall be conveyed to Buyer by the Grant Deed subject to the following permitted exceptions (“Permitted Exceptions”):

(a) A lien to secure payment of general and special real property taxes and assessments, not yet delinquent.

(b) The lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

(c) Rights of lessee’s in possession under unrecorded leases, if any.

(d) All exceptions which are disclosed by the “Report” described below which are approved or deemed approved by Buyer as provided in Section 7.1.2 and all matters affecting the Property created with the written consent of Buyer.

6. Title Policy

Title to the Real Property shall be insured by Land America Lawyers Title Insurance Company (“Title Company”) through issuance of (i) a standard CLTA owner’s form policy of title insurance or, (ii) at Buyer’s election, an ALTA extended coverage owner’s form policy of title insurance (an “ALTA Extended Policy”) which the Title Company irrevocably agrees to issue during the Contingency Period (in either case, the “Title Policy”) in the amount of the Purchase Price showing fee simple title in the Real Property vested in Buyer, subject only to those matters approved by Buyer (or deemed approved by Buyer) pursuant to Section 7.1.2 hereof. Notwithstanding the foregoing, (i) the failure of the Buyer to timely obtain a survey necessary for the Title Company to issue an ALTA Extended Policy shall not otherwise extend the Close of Escrow nor shall the failure of the Title Company to issue an ALTA Extended Policy due to the failure of the Buyer to timely deliver such survey be deemed a failure of a condition for the benefit of the Buyer.

7. Conditions to Close of Escrow

7.1 Conditions to Buyer’s Obligations

Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof) on or prior to the dates designated below for the satisfaction of such conditions.

7.1.1 Contingency Matters; Contingency Period

Buyer shall have until 5:00 p.m. Pacific Time on the date that is thirty (30) days following the Effective Date (the “Contingency Period”) to satisfy itself, in Buyer’s sole and absolute discretion, as to any matters relating to the transaction contemplated by this Agreement, including, without limitation, the following matters:

(a) Buyer’s Review of the Property and Related Matters

Buyer shall be satisfied with all aspects of the Property and its condition and suitability for Buyer’s intended use thereof. During the Contingency Period, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property, subject to Seller’s reasonable approval thereof, at reasonable times during ordinary business hours following not less than twenty-four (24) hours prior notice to Seller, to conduct physical, financial and other due diligence of the Property and the Hotel Business associated therewith (collectively “Due Diligence”). Due Diligence shall include inspections, surveys and tests as may be necessary in Buyer’s reasonable discretion and Seller shall have the right to pre-approve all such physical testing and shall have the right to have a representative present during any such inspections, surveys and tests. If Buyer performs any physical Due Diligence, Buyer shall restore the Property to its original condition immediately after completion of such test and/or inspection. Buyer hereby indemnifies and agrees to protect, defend and hold Seller free and harmless from and against any and all actual costs, losses, liabilities, damages, lawsuits, judgments, actions, causes of action, proceedings, penalties, demands, attorneys’ fees, liens, or expenses of any kind or nature whatsoever incurred by Seller arising out of or resulting directly from any entry and/or activities upon any the Property by Buyer, Buyer’s agents, contractors and/or subcontractors, and/or the contractors and subcontractors of such agents in connection with any Due Diligence. Buyer shall obtain or cause its consultants to obtain, at Buyer’s sole cost and expense prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any such investigative activities. Such policy of insurance shall be an occurrence policy and shall have liability limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Such insurance policy shall name Seller and its successors and assigns as an additional insured and shall be in form and substance and issued by an insurance company reasonably satisfactory to Seller. In conducting its Due Diligence, Buyer and its agents shall not interrupt or interfere with the operations of the Hotel in a material manner. All physical tests shall be conducted in a manner that will safeguard all persons from injury or death and all property from damage. If Buyer proposes to make any tests in connection with any Phase II environmental assessment or any other tests which involve drilling, boring or other similar intrusive or invasive action on or under the Real Property, then Buyer shall obtain Seller’s written consent prior to making any such tests, which consent may be withheld in Seller’s sole and absolute discretion. Buyer shall coordinate with Seller prior to and during each visit to the Property. Representatives of Seller shall have the right to accompany Buyer during each visit. Buyer shall not interview or otherwise contact any employees or other personnel of the Hotel without Seller’s prior consent, which consent shall not be unreasonably withheld. All contacts with Seller shall be directed to Mike Barnard. Seller shall have the right to be present during any contact with any employee of the Hotel and any physical testing of each Property.

(b) Review and Approval of Documents and Materials

In order to facilitate Buyer’s Due Diligence, Seller has provided or will provide to Buyer upon the opening of escrow, all documents and materials respecting the Property which are in Seller’s files (the “Documents and Materials”). Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller’s files or in the Documents and Materials. Buyer acknowledges that Seller shall have no responsibility for the contents and accuracy of such Documents and Materials and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such Documents and Materials.

Notwithstanding the foregoing, Seller shall not be required to disclose any information reflecting (collectively the “Excluded Material”) (i) any corporate, limited liability company or partnership matters of Seller or its affiliates including, without limitation, Manager (collectively “Affiliates”), including without limitation, matters related to the ownership, governance, organization, or composition of Seller and its Affiliates; (ii) any agreements Seller and/or its Affiliates are a party to other than those which bind the Hotel; (iii) Seller’s and/or its Affiliates internal work product or internal analysis related to the Hotel; (iv) any privileged or proprietary information regarding Seller and/or its Affiliates or the Hotel; (v) material relating to Seller’s and/or its Affiliates marketing efforts for the sale of the Hotel; (vi) projections and other internal memoranda or materials; (vii) appraisals, budgets, Seller’s and/or its Affiliates strategic plans for the Hotel and internal analyses; (viii) any other information or documents which do not directly pertain to the Hotel (the “Excluded Documents”), including without limitation, (a) entity level communications, entity level agreements, identities of partners, shareholders or members, and all other partnership, corporate or company matters of Seller or its Affiliates, (b) financing or loan documents, (c) any financial information regarding the Seller and/or its Affiliates other than financial information regarding the Hotel; (d) any federal or state income tax matters related to the Seller and/or its Affiliates, including without limitation, tax returns, audits, or correspondence; provided, however, the foregoing exclusion shall not include property or sales tax matters related to the Hotel; (e) any litigation matters other than those which relate to the Hotel; and (f) attorney and accountant work product.

Buyer shall not contact any governmental official or representative regarding the Property, except to obtain copies of any existing violations or to obtain zoning confirmation and compliance, without Seller’s prior consent, which consent shall not be unreasonably withheld. As part of Seller’s consent to such governmental contact, Seller will be entitled to receive at least two (2) days prior notice of the intended contact and to have representatives present when Buyer has any such contact.

(c) Disapproval; Termination

If, during the Contingency Period, Buyer determines, in its sole and absolute discretion, that it is dissatisfied with any aspect of the Property or with any of the Documents and Materials, Buyer may terminate this Agreement and the Escrow by delivering written notice to Seller and Escrow Holder on or before the expiration of the Contingency Period, of Buyer’s election to terminate, in which event (i) Escrow Holder shall return to Buyer the

Initial Deposit; (ii) Buyer and Seller shall share the cost of any title or escrow cancellation fees; (iii) this Agreement and the Escrow created pursuant hereto shall terminate and be of no further force or effect, and neither party shall have any further obligation to the other except for those obligations that survive the termination of this Agreement and provided in this Agreement; and (iv) Buyer shall return to Seller copies of all Documents and Materials previously delivered to or obtained by Buyer from Seller. If Buyer fails to provide Seller and Escrow Holder with written notice of termination to Seller and Escrow Holder on or before the expiration of the Contingency Period, Buyer shall be deemed to have waived its right of termination contained in this Section . Upon expiration of the Contingency Period, Buyer shall have no further right to conduct further Due Diligence requiring physical inspection of the Property.

7.1.2 Buyer’s Review of Title

(a) Generally

Buyer shall obtain a standard preliminary report from the Title Company with respect to the Real Property, together with legible copies of all the underlying documents relating to the Schedule B exceptions set forth in such reports (a “Report”). Buyer shall have until the date which is twenty one (21) days after the Effective Date (the “Title Approval Period”), to give Seller written notice (“Buyer’s Title Notice”) of Buyer’s approval, disapproval or conditional approval of any matters shown in the Report identifying each specific matter (each, a “Matter”) of which Buyer disapproves, which approval, conditional approval or disapproval shall be in Buyer’s sole and absolute discretion. The failure of Buyer to give Buyer’s Title Notice on or before the end of the Title Approval Period shall be deemed to constitute Buyer’s approval of the condition of title.

(b) New Title Matters

If, after the expiration of the Title Approval Period and prior to the Closing Date, Title Company issues any supplement or amendment to the Report which reflects new exceptions to title which the Buyer has not otherwise approved (a “New Matter”), then Buyer shall give Seller written notice (a “New Matter Notice”) of that fact no later than five (5) calendar days after becoming aware of the New Matter or by the Closing Date, whichever is the first to occur, indicating whether Buyer approves and accepts, or disapproves of, such New Matter, in Buyer’s sole and absolute discretion. If Buyer does not timely deliver to Seller a New Matter Notice approving or disapproving of such New Matter, the Buyer shall be deemed to have approved of such New Matter.

(c) Handling of Title Matters

If Buyer has disapproved of any Matter or New Matter as provided herein (any Matter or New Matter being referred to as a “Title Matter”) and Seller fails to give, written notice (an “Election to Cure Notice”) to Buyer (A) within three (3) business days after Seller’s receipt of the applicable Matter Notice or New Matter Notice (each, a “Title Matter Notice”), or (B) by the Closing Date, whichever is the first to occur, informing Buyer that Seller wishes to cure or to attempt to cure the applicable Title Matter, then (C) Buyer shall have the right exercisable in its sole and absolute discretion, upon delivery to Seller, on or before two (2) business days following expiration of the three (3) business day period referenced in clause (A) above or by the Closing Date, whichever is the first to occur, to either (i) waive its prior disapproval or conditional approval, in which event said disapproved or conditionally approved matters shall be deemed approved, or (ii) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to a return of the Deposit. Failure to take either one of the actions described in clauses (i) and (ii) above shall be deemed to be Buyer’s election to take the action described in clause (ii) above, subject to the provisions of subparagraph (d) below.

(d) Seller’s Right to Cure Title Matters

If Seller has timely given to Buyer an Election to Cure Notice, Seller shall have fifteen (15) calendar days after delivering said Election to Cure Notice to Buyer to cure the Title Matter by (A) causing the Title Matter to be removed from the Report or any supplement thereto, or (B) causing the Title Company to insure Buyer against loss or damage (up to the policy limit) resulting from the Title Matter in a manner acceptable to Buyer in Buyer’s reasonable discretion. The Closing Date shall be extended as necessary in order to take into account such fifteen (15) day cure period. Having once informed Buyer that Seller wishes to cure or to attempt to cure a Title Matter, but Seller is unable to do so or elects not to do so, Seller may at any time, by written notice to that effect given to Buyer, without any liability to Buyer, elect not to cure or attempt to cure that Title Matter (a “Rescission Notice”), and Buyer may, by written notice to Seller, within five (5) calendar days following receipt of the Rescission Notice either (i) waive its prior disapproval or conditional approval, in which event said disapproved or conditionally approved matters shall be deemed approved, or (ii) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit. Failure to take either one of the actions described in clauses (i) and (ii) above shall be deemed to be Buyer’s election to take the action described in clause (i) above. Seller shall have no obligation to enter into any indemnity, bond or other undertaking in connection with the cure of any Title Matter.

(e) Termination of Agreement

If this Agreement is terminated by Buyer pursuant to the provisions of this Section 7.1.2, (i) Escrow Holder shall return the Deposit to Buyer; (ii) Buyer shall pay any title or escrow cancellation fees; (iii) this Agreement and the Escrow created pursuant hereto shall terminate and be of no further force or effect, and neither party shall have any further obligation to the other except for those obligations that survive the termination of this Agreement as expressly provided in this Agreement; and (iv) Buyer shall return to Seller copies of all Documents and Materials previously delivered to or obtained by Buyer from Seller.

7.1.3 Seller’s Obligations

As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

7.1.4 Title Policy

Subject to Section 6, the Title Company shall be unconditionally and irrevocably obligated to issue the Title Policy with liability in the amount of the Purchase Price showing title to the Real Property vested in Buyer and subject only to those matters approved by Buyer (or deemed approved by Buyer) as provided in Section 7.1.2 hereof.

7.1.5 Operating Agreements; FF&E Leases: Management Agreements

As of the Close of Escrow, (i) Seller shall assign all Leases, Operating Agreements, FF&E Leases, Advertising Agreements and Advance Agreements to Buyer and Buyer shall assume the same and (ii) Seller shall terminate the Management Agreement. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, costs, claims, losses, and expenses (including reasonable attorneys’ fees) incurred by Buyer arising out of or resulting from the breach or default by the holder of Seller’s position of any of the obligations, terms and/or covenants of the Leases, Operating Agreements, FF&E Leases, Advertising Agreements, .Advance Agreements and the Management Agreement arising or accruing prior to the Close of Escrow. Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, costs, claims, losses, and expenses (including reasonable attorneys’ fees) incurred by Seller arising out of or resulting from the breach or default by the holder of Seller’s position of any of the obligations, terms and/or covenants of the Leases, Operating Agreements FF&E Leases, Advertising Agreements and Advance Agreements arising or accruing on or after the Close of Escrow. The indemnification obligations of Buyer and Seller contained herein shall survive the Close of Escrow for a period of nine (9) months.

7.1.6 Representations and Warranties True

The representations and warranties of Seller contained herein, and in all certificates delivered by Seller to Buyer, pursuant to this Agreement or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

7.2 Conditions to Seller’s Obligations

Seller’s obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions for the benefit of Seller (or Seller’s waiver thereof) on or prior to the dates designated below for the satisfaction of such conditions.

7.2.1 Buyer’s Obligations

As of the Close of Escrow, Buyer shall have performed all of the obligations required to be performed by Buyer under this Agreement.

7.2.2 Representations and Warranties True

The representations and warranties of Buyer contained herein, and in all certificates delivered by Buyer to Seller, pursuant to this Agreement or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

7.3 Failure of Condition

Except as otherwise provided in this Agreement, if the Escrow fails to close on or before the Closing Date for any reason whatsoever (other than a reason for which Buyer or Seller has the express right to postpone the Closing Date), including, without limitation, a failure of a condition precedent set forth in this Section 7, either Buyer or Seller, if not then in default hereunder, may terminate the Escrow and this Agreement and, thereupon:

(a) the costs of Escrow and title fees through the Closing Date shall be paid by the party whose failure to perform an applicable condition precedent caused such failure to close, or, if neither or both Buyer and Seller have failed to perform, such costs shall be paid by Buyer;

(b) except as otherwise provided in Section 19.1, all monies paid into the Escrow (including any interest earned thereon) and all documents deposited in the Escrow shall be returned to the party paying or depositing the same;

(c) except as provided in Section 7.3(a) above, each party shall pay its own costs and expenses;

(d) subject to Section 19.1, each party shall be released from all obligations under this Agreement except for the obligations which survive termination as provided herein; and

(e) Buyer shall return to Seller copies of all Documents and Materials previously delivered to or obtained by Buyer from Seller.

Notwithstanding anything in this Section 7.3 to the contrary, in no event shall either party’s termination of this Agreement pursuant to this Section 7.3 affect the right of either party to seek and obtain the remedies available to such party pursuant to Section 19 of this Agreement.

8. Franchise Agreement

(a) Effective as of the Close of Escrow, Buyer shall enter into a new Franchise Agreement with Franchisor (such new agreement is referred to as a “Transfer”); provided, however, if it has failed to obtain a Transfer prior to the Close of Escrow, Seller shall terminate the Franchise Agreement and Buyer shall pay any and all fees, costs or liquidated damages incurred by Seller under the Franchise Agreement in connection with such termination. Buyer shall make such applications with the Franchisor within seven (7) days after the Effective Date of this Agreement and shall use good faith and commercially reasonable efforts to obtain a Transfer of the Franchise Agreement. If after using good faith and commercially reasonable efforts Buyer is unable to obtain a Transfer prior to the originally scheduled Closing Date, Buyer shall have the right to extend the Closing Date for thirty (30) days by notifying Seller in writing not later than five (5)business days prior to the originally scheduled Closing Date of its election to extend the Closing Date and simultaneously depositing with Escrow Holder, the sum of One Hundred Thousand Dollars ($100,000) (the “Extension Deposit”). The Extension Deposit shall non-refundable to Buyer, except in the event of Seller’s default and shall be applicable in full to the Purchase Price.

(b) Subject to Buyer’s right to extend the Closing Date as provided above, the failure of the Buyer to obtain a Transfer prior to the Close of Escrow shall not be a condition for the benefit of Buyer nor shall it delay the Close of Escrow but instead, Seller shall terminate the Franchise Agreement effective as of the Close of Escrow and Buyer shall pay any and all fees, costs or liquidated damages incurred by Seller under the Franchise Agreement in connection with such termination.

(c) Prior to the Close of Escrow and upon the request of Seller, Buyer shall update Seller as to Buyer’s efforts to obtain a Transfer. Buyer shall notify Seller not less than five (5) business days prior to the Closing Date (or any extension thereof), as to whether Buyer has obtained a Transfer of the Franchise Agreement. If Buyer notifies Seller that is unable to obtain a Transfer or if Buyer fails to provide Seller with any notice on or before five (5) business days prior to the Closing Date (or any extension thereof), then Seller shall cause the termination of the Franchise Agreement effective as of the Close of Escrow and Buyer shall pay any and all fees, costs or liquidated damages incurred by Seller under the Franchise Agreement in connection with such termination. The fees, costs, expenses and premiums associated with any Transfer of the Franchise Agreement shall be borne solely by Buyer; provided, however, Seller shall be solely responsible for any and all accrued franchise fees and other pre-closing expenses arising under the Franchise Agreement.

9. Deposits by Seller

At least one (1) business day prior to the Closing Date, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments.

9.1 Grant Deed

The Grant Deed, duly executed and acknowledged by Seller.

9.2 Seller’s Tax Certificates

A certificate of non-foreign status and a California Withholding Exemption Certificate (collectively, “Seller’s Tax Certificate”), duly executed by Seller, substantially in the form attached hereto as Exhibit “C”.

9.3 Bill of Sale

Two counterpart originals of a bill of sale conveying the Personal Property to Buyer (“Bill of Sale”), duly executed by Seller, substantially in the form attached hereto as Exhibit “D”.

9.4 Assignment of Intangible Property

Two counterpart originals of an assignment of the Intangible Property conveying the Intangible Property to Buyer (“Assignment of Intangible Property”), duly executed by Seller, substantially in the form attached hereto as Exhibit “E”, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Intangible Property and Buyer shall assume the same.

9.5 Assignment of Leases

Two counterpart originals of an Assignment and Assumption of Leases (“Assignment of Leases”), duly executed by Seller, substantially in the form attached hereto as Exhibit “F” pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases and Buyer shall assume the same.

9.6 Assignment of Contract Rights

Two counterpart originals of the Assignment and Assumption of Contract Rights (“Assignment of Contract Rights”), duly executed by Seller substantially in the form attached hereto as Exhibit “G”, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Contract Rights and Buyer shall assume the same.

9.7 Other Documents

All other documents and instruments to be executed and/or delivered by or on behalf of Seller as provided or contemplated by this Agreement.

9.8 Vehicle Titles

The necessary certificates of titles duly endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title or assignment of leases from Seller to Buyer of any motor vehicles used in connection with the Hotel’s operations.

9.9 Holdback Agreement

Two counterpart originals of the Holdback Agreement duly executed by Seller.

10. Deposits by Buyer

Buyer shall deposit or cause to be deposited with Escrow Holder the Purchase Price in the amounts and at the times set forth in Section 3 above. In addition, Buyer shall deposit with Escrow Holder at least one (1) business day prior to the Closing Date the following documents and instruments:

10.1 Assignment of Leases

Two counterpart originals of the Assignment of Leases duly executed by Buyer.

10.2 Assignment of Contract Rights

Two counterpart originals of the Assignment of Contract Rights duly executed by Buyer.

10.3 Assignment of Intangible Property

Two counterpart originals of the Assignment of Intangible Property, duly executed by Buyer.

10.4 Other Instruments

Such other documents and instruments to be executed and/or delivered by or on behalf of Buyer as provided or contemplated by this Agreement.

10.5 Holdback Agreement

Two counterpart originals of the Holdback Agreement duly executed by Buyer.

11. Costs and Expenses

The cost of the Title Policy and any endorsements requested by Buyer shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and the recording fees payable in connection with the recordation of the Grant Deed. Buyer and Seller shall each pay their respective fees and costs incurred by Escrow Holder on their respective behalf, including without limitation, overnight delivery charges. Buyer shall pay any sales and use taxes payable in connection with the sale of the Hotel. The cost of any and all ALTA surveys obtained by Buyer shall be paid by Buyer. Buyer and Seller shall each pay the fees and expenses of their own attorneys, accountants and other advisors retained in connection with the negotiation, documentation and closing of the purchase and sale contemplated hereby and any investigations or inspections in connection therewith.

12. Prorations

The following prorations shall be made between Seller and Buyer on the Close of Escrow, computed as of 12:Ol a.m. on the Closing Date (the “Cutoff Time”).

12.1 Taxes and Assessments

(a) Real and personal property taxes and assessments on the Property shall be prorated as of the Close of Escrow based on the latest available tax information. It is agreed that, as between Buyer and Seller, any supplemental real property taxes arising as a result of the transfer of the Real Property shall be the sole responsibility of Buyer and any supplemental real property taxes allocable by the taxing authority to any period prior to the Close of Escrow shall be the sole responsibility of Seller. The proration shall be based on a thirty (30) day month and a three hundred sixty (360) day year.

(b) In no event shall Seller be charged with or responsible for any increase in real or personal property taxes resulting from the sale of the Property to Buyer or from any improvements made or Leases entered into on or after the Close of Escrow.

(c) Any refunds of real or personal property taxes made after the Close of Escrow shall be held in trust and shall first be applied to the unreimbursed third-party costs incurred in obtaining the refund, then paid to any lessees who are entitled to the same and the balance, if any, shall be paid to Seller (for the period prior to the Close of Escrow) and to Buyer (for the period commencing on and after the Close of Escrow).

(d) If any proceeding to determine the assessed value of the Real Property or the real or personal property taxes payable with respect to the Real Property has been commenced before the date hereof and shall be continuing as of the Close of Escrow, Seller shall be authorized to continue to prosecute such proceeding and shall be entitled to any abatement proceeds therefrom allocable to any period before the Close of Escrow. Buyer agrees to cooperate with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing.

12.2 Rents

Rent under the Leases for the Hotel Property (collectively, “Rents”) shall be prorated as of the Close of Escrow and shall be accounted for as follows:

(a) Rents due and collected in the month of the Close of Escrow shall be prorated between Buyer and Seller on account of such month.

(b) Buyer shall be entitled to all Rents under the Leases and other receivables accruing after the Close of Escrow, and Seller shall be entitled to all Rents under the Leases collected after the Close of Escrow that were attributable to periods of time prior to the Close of Escrow.

(c) All Rents under the Leases received by Buyer following the Close of Escrow shall be applied first against rent accrued after the Close of Escrow and second to rent accrued prior to the Close of Escrow. Buyer covenants and agrees to use its reasonable efforts after the Close of Escrow to collect and deliver to Seller all Rents or other payments that were due and payable under the Leases prior to the Close of Escrow; provided, however, that Buyer shall have no obligation to institute any lawsuit or other proceeding to collect such rents. Rents under the Leases received by Buyer following the Close of Escrow which represent rent accrued prior to the Close of Escrow shall be remitted to Seller within two (2) business days after receipt by Buyer. The obligations of Buyer contained herein shall survive the Close of Escrow.

12.3 Security Deposits

Buyer shall receive a credit against the Purchase Price and Seller shall be charged with any security deposits and advance rentals in the nature of a security deposit made by tenants under the Leases and held by Seller.

12.4 Utilities

Gas, water, electricity, heat, fuel, sewer, telephone service and other utilities and the operating expenses relating to the Property shall be prorated as of the Close of Escrow. If the parties are unable to obtain final meter readings as of the Close of Escrow, such expenses shall be estimated as of the Close of Escrow based on the prior operating history of the Property. Any amounts not known at the Closing will be part of the post-closing adjustments described in Section 12.1 1.

12.5 Guest Ledger Receivables

Amounts accrued to the accounts of guests occupying rooms, including without limitation, room charges, meeting room rentals, and pay television at the Hotel (the “Guest Ledger Receivables”), for the room nights prior to the Cutoff Time shall be retained by Seller. Buyer and Seller shall equally share the amounts of Guest Ledger Receivables for the room night in which the Cutoff Time occurs. Buyer shall retain all Guest Ledger Receivables for the room nights after the Cutoff Time.

12.6 Contracts

Any amounts prepaid or payable under any Contract Rights shall be prorated as of the Close of Escrow. All amounts known to be due under any Contract Rights with reference to periods prior to the Closing Date shall be charged to Seller. Any additional amounts not known at the Closing will be part of the post-closing adjustments described in Section 12.11.

12.7 Other Hotel Matters

(a) Buyer shall receive a credit against the Purchase Price for Advance Booking payments, if any, to the extent the Advance Bookings relate to a period after the Cutoff Time.

(b) Vending machine monies will be removed by Seller as of the Cutoff Time and shall be retained by Seller.

12.8 Petty Cash Funds

Buyer shall purchase and Seller shall sell to Buyer (or receive a credit therefor) all petty cash funds and cash in house at 100% of face value at the Cutoff Time.

12.9 Accounts Payable

Seller shall be responsible for and shall pay all accounts payable relating to the Hotel (“Accounts Payable”) accrued as of the Close of Escrow. Buyer shall be responsible for and shall pay all Accounts Payable relating to the Hotel which accrue on or after the Close of Escrow. The Accounts Payable shall include all amounts payable by Seller to creditors from whom FF&E, Operating Supplies and other purchases have been made in connection with the ownership of the Property or the operation of the Hotel including, without limitation, amounts then owing under open purchase orders, accrued but unpaid amounts payable with respect to any Leases, FF&E Leases or Operating Agreements, and with respect to all maintenance, cleaning, security and other services performed in connection with the operation of the Hotel. Seller shall be responsible for all sales and use tax liabilities (subject to Buyer’s obligation to pay sales tax in connection with the sale of the Personal Property), bed tax, transient occupancy tax, gross receipts tax and any other tax related to the operation of the Hotel accruing before the Close of Escrow and Buyer shall be responsible for all such taxes accruing on or after the Close of Escrow. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, costs, claims, losses, and expenses (including reasonable attorneys’ fees) incurred by Buyer arising out of or resulting from Seller’s failure to pay any such taxes or Accounts Payable which are accrued prior to the Close of Escrow. Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, costs, claims, losses, and expenses (including reasonable attorneys’ fees) incurred by Seller arising out of or resulting from Buyer’s failure to pay any such taxes or Accounts Payable which are accrued on or after the Close of Escrow. The indemnification obligations of Buyer and Seller contained herein shall survive the Close of Escrow for a period of nine (9) months.

12.10 Receivables

Seller shall retain all receivables of the Hotel as of the Cutoff Time. Seller shall prepare a list of its outstanding accounts receivable as of the Cutoff Time, specifying the name of each account and amount due Seller. All accounts receivable on such list and retained by Seller are referred to as “Seller’s Accounts Receivable”. Seller agrees to notify, in writing, and confer with Buyer prior to bringing any legal action to enforce collection of payment of any of Seller’s Accounts Receivable against current tenants of the Property or other third parties in a contractual or business relationship with the Hotel on or prior to the Closing Date; provided; however, and subject to the foregoing, Seller shall not otherwise be prevented from bringing such action against such tenants or third parties. Seller shall be solely responsible for the collection of Seller’s Accounts Receivable.

12.11 Closing Statement

Seller and Buyer will jointly prepare and agree to, two (2) business days prior to the Closing Date, a closing statement (“Closing Statement”) which shall reflect the amounts of the items requiring the prorations and adjustments in this Agreement. The amounts set forth on the Closing Statement shall be the basis upon which the prorations and adjustments provided for herein shall be made as of the Closing Date, and shall be relied upon by Escrow Holder in making such prorations. After the Closing Date, the Closing Statement shall be binding and conclusive on all parties hereto to the extent of the items covered by the Closing Statement, unless within thirty (30) days after receipt by Buyer of the Closing Statement, either Buyer or Seller notifies the other that it disputes such Closing Statement, and specifying in reasonable detail the items it so disputes. The parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within thirty (30) days after delivery of the of such notice of dispute by Buyer or Seller, the parties shall submit such dispute to a recognized accounting fm mutually agreed to by Buyer and Seller (“Outside Accountants”), and the determination of the Outside Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. In the event that, at any time within said thirty (30) day period, either party discovers any items which should have been included in the Closing Statement but were omitted therefrom, such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Closing Statement. The foregoing limitation shall not apply to any item which, by its nature, cannot be finally determined within the period specified. However, no further adjustments shall be made beyond nine (9)months after the Closing Date.

13. Disbursements and Other Actions by Escrow Holder

Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following.

13.1 Prorations

Prorate all matters referenced in Section 12 based upon the Closing Statement.

13.2 Recording

Cause the Grant Deed, and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of San Diego County, California, in the order directed by the parties.

13.3 Funds

Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

13.4 Title Policy

Direct the Title Company to issue the Title Policy to Buyer.

13.5 Documents to Seller

Deliver to Seller counterparts of the, the Assignment of Leases, Assignment of Contract Rights, Holdback Agreement and the Assignment of Intangible Property, together with a copy of any other recorded documents showing all available recording information.

13.6 Documents to Buyer

Deliver to Buyer a conformed copy of the Grant Deed, the Seller’s Tax Certificates, the Bill of Sale, counterparts of the Assignment of Leases, Assignment of Contract Rights, Holdback Agreement and Assignment of Intangible Property executed by Seller.

14. Seller’s Representations and Warranties

Seller makes the following representations and warranties to Buyer:

14.1 Power and Authority

Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted and to own and operate its properties and assets now owned and being operated by it. Seller has the power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

14.2 Due Authorization

This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are and as of the Closing will be duly authorized, executed and delivered by Seller. Upon the execution and delivery by Seller of this Agreement, and any other documents to be executed at the Closing, such documents shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

14.3 No Conflict

The execution and delivery of this Agreement and the performance of its obligations hereunder by Seller will not: (i) conflict with any provision of any law, order or regulation to which Seller or the Property is subject; (ii) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it or the Property is bound; (iii) violate any order, judgment, or decree of any court or other agency of government applicable to Seller or the Property; or (iv) result in or require the imposition of any lien, claim, or demand upon any of the Property.

14.4 Litigation

No action, suit or proceeding is pending in any court or by or before any other governmental agency or instrumentality against the Property or would materially and adversely affect the ability of Seller to carry out the transactions contemplated by this Agreement. To the best of Seller’s knowledge, no such action, suit or proceeding is threatened against the Property.

14.5 No Condemnation

No condemnation or taking of all or any portion of any of the Property by any governmental entity or agency is pending, or, to the best of Seller’s knowledge, threatened against the Property.

14.6 Agreements

Schedules 14.6.a through 14.6.e attached to this Agreement, contain lists of, respectively, the Leases, FF&E Leases, Operating Agreements, Advertising Agreements and Advanced Booking Agreements affecting the Property or the Hotel. To the best of Seller’s knowledge, the Leases, FF&E Leases, Operating Agreements, Advertising Agreements and Advance Booking Agreements listed in the Schedules are valid, binding and in full force and effect.

14.7 Insolvency

Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets; or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.

14.8 Brokers

Seller has not dealt with any broker, finder or similar person in connection with the transactions contemplated by this Agreement, other than Jones Lang LaSalle Hotels.

14.9 Definition

“To the best of Seller’s knowledge” or similar words, shall mean the current, actual knowledge (and shall not include the implied, imputed or constructive knowledge) of Seller without making, and without any duty to make any investigation or inquiry.

14.10 Seller’s Representations Deemed Modified

To the extent that Buyer obtains actual knowledge prior to the expiration of the Contingency Period that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge.

14.11 Notice of Breach; Seller’s Right To Cure

If, after expiration of the Contingency Period but prior to the Close of Escrow, Buyer or Seller obtains actual knowledge that any of the representations and warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, then such party shall give the other party written notice thereof within five (5) days of obtaining such knowledge (but in any event prior to the Close of Escrow). In such case, Seller shall have the right, but not the obligation, to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing Date for the purpose of such cure. If Seller is unable or otherwise elects not to so cure any such misrepresentation or breach, then Buyer, as its sole and exclusive remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties discovered by Buyer prior to the Close of Escrow, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated herein without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except for those rights and obligations which expressly survive the termination of this Agreement.

14.12 Survival

If the Close of Escrow occurs, the representations and warranties of Seller in this Section 14 shall survive the Close of Escrow (and not be merged therein) for a period of nine (9) months following the Close of Escrow and the maximum aggregate liability of Seller for Seller’s breaches of representations and warranties herein or in any documents executed by Seller at the Close of Escrow shall be limited as set forth in Section 2 1 hereof. Additionally, if the Close of Escrow occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement or the transactions contemplated herein, as a result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if Buyer knew or is deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the Close of Escrow. The provisions of this Section 14.12 shall survive the Close of Escrow.

15. Buyer’s Representations and Warranties

Buyer makes the following representations and warranties:

15.1 Power and Authority

Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted and to own and operate its properties and assets now owned and being operated by it. Buyer has the power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

15.2 Due Authorization

This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer are and as of the Closing will be duly authorized, executed and delivered by Buyer. Upon the execution and delivery by Buyer of this Agreement, and any other documents to be executed at the Closing, such documents shall constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

15.3 No Conflict

The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not: (i) conflict with any provision of any law, order or regulation to which Buyer is subject; (ii) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Buyer is a party; or (iii) violate any order, judgment, or decree of any court or other agency of government applicable to Buyer.

15.4 Litigation

No action, suit or proceeding is pending in any court or by or before any other governmental agency or instrumentality against Buyer which would materially and adversely affect the ability of Buyer to carry out the transactions contemplated by this Agreement. To the best of Buyer’s knowledge, no such action, suit or proceeding is threatened against Buyer.

15.5 Insolvency

Buyer has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer’s assets; or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets.

15.6 Financial Resources

Buyer’s financial condition and ability to perform its obligations under this Agreement are as represented to Seller on any financial statements and other written information previously submitted to Seller by Buyer. Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform its obligations hereunder.

15.7 Brokers

Buyer has not dealt with any broker, finder or similar person in connection with the transactions contemplated by this Agreement, other than Jones Lang LaSalle Hotels.

15.8 Definition

“To the best of Buyer’s knowledge” or similar words, shall mean the current, actual knowledge (and shall not include the implied, imputed or constructive knowledge) of Buyer without making, and without any duty to make any investigation or inquiry.

15.9 Survival

If the Close of Escrow occurs, the representations and warranties of Buyer in this Section 15 shall survive the Close of Escrow (and not be merged therein) for a period of nine (9)months following the Close of Escrow.

16. Covenants Pending: Close of Escrow

During the period from the date of this Agreement until the earlier of Close of Escrow or termination of this Agreement as provided herein:

16.1 Operation and Maintenance

Seller shall continue to operate the Hotel in substantially the manner as it is being operated on the date of this Agreement, unless interrupted by fire or other casualty, or by any other reason beyond the reasonable control of Seller and Seller shall maintain the Property and Hotel (including, without limitation the FF&E) in substantially the same condition as existing on the date of this Agreement, reasonable wear and tear and fire and other casualty excepted and subject to the rights of Seller or its Manager to make replacements (with items of comparable quality), changes and repairs of such items in the ordinary course of business through the Closing Date

16.2 Modification of FF&E Leases and Contracts

Until the expiration of the Contingency Period, Seller shall have the right in its sole discretion to alter, amend, renew, extend or terminate (collectively a “Modification”) the Leases, FF&E Leases or the Operating Agreements, and to enter into any new Leases, FF&E Leases or Operating Agreements as Seller deems necessary in connection with the continued operation of the Property and Hotel, provided that Seller shall notify Buyer of all such Modifications and new Leases, FF&E Leases and Operating Agreements. From and after the expiration of the Contingency Period, provided Buyer has not otherwise terminated this Agreement in accordance with Section 7.1 hereof, Seller shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld) (a) enter into any new Leases, FF&E Leases or Operating Agreements which are not terminable upon thirty (30) days’ notice, or (b) alter, amend, renew, extend or terminate the Leases, FF&E Leases or the Operating Agreements except in the ordinary course of business. Notwithstanding the foregoing, at any and all times prior to the Closing Date, Seller shall have the right to enforce the rights and remedies of the landlord under the Leases, including any and all termination and eviction rights and rights to apply all or any portion of any security deposits toward loss or damage incurred by Seller by reason of any defaults by tenants. Seller shall provide Buyer with true, correct and complete copies of each such Modification, any renewal of any existing contract entered into in the ordinary course of business and any new agreements. Subject to the foregoing, Seller shall use reasonable efforts to keep the Contract Rights in full force and effect.

16.3 Advance Booking

Seller shall continue, consistent with past practice, to enter into Advance Booking Agreements for the Hotel in the ordinary course of business. Seller shall give Buyer reasonable notice of any additions to or cancellations of Advance Bookings.

16.4 Inventories and Supplies

Seller shall continue, consistent with past practice, to contract for goods, services and supplies in the ordinary course of business, and to maintain customary levels of Operating Supplies at the Hotel in the manner previously maintained by Seller.

16.5 Encumbrances

Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, take any affirmative act which would subject the Real Property to any lien, encumbrance or charge not in existence as of the date of this Agreement and which would have a material adverse effect on the value of the Real Property or Seller’s ability to consummate the transactions contemplated under this Agreement and which shall not otherwise be eliminated prior to the Close of Escrow at Seller’s expense.

16.6 Cooperation with Buyer

Seller and Buyer shall cooperate in familiarizing Buyer with the operation of the Hotel and in Buyer’s preparations to assume operation and management of the Hotel at the Close of Escrow. Buyer shall assure that its conduct, and that of its employees, agents and representatives, during such process is at all times unobtrusive and does not interfere with Seller’s operation of the Hotel in the ordinary course of business.

16.7 Access to Financial Information.

Buyer’s representatives shall have reasonable access to, and Seller and its Affiliates shall reasonably cooperate with Buyer and furnish upon request, all reasonable financial information relating to the Hotel’s operations to the extent necessary to enable Buyer’s representatives to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the “SEC”) and other applicable rules and regulations of the SEC and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of Buyer or its Affiliates, whether before or after Closing; provided, however, such cooperation shall not result in any additional cost, expense or liability to Seller. From and after the expiration of the Contingency Period, unless Buyer terminates this Agreement in accordance with Section 7.1.1, Seller shall also provide to Buyer’s representative a signed representation letter in form and substance reasonably acceptable to Seller sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotel for purposes of Buyer’s compliance with the applicable rules and regulations of the SEC (a “Representation Letter”) which shall be in substantially in the form attached hereto as Exhibit 16.7 and incorporated herein by reference. Buyer shall pay for any costs, fees or expenses reasonably incurred by Seller to comply with the requirements of the preceding sentence. Seller’s obligation hereunder shall expire nine (9)months after the Close of Escrow. The provisions of this Section shall survive Closing.

17. Employment Matters

17.1 Termination by Seller

Provided that all other conditions to the Close of Escrow have been satisfied, Manager shall terminate all Hotel Employees as of 1159 p.m. on the day before the Close of Escrow.

17.2 Wages and Other Employee Compensation

Wages, salaries and payroll taxes and other payroll deductions for all Hotel Employees who are working as of the Cutoff Time shall be paid by Seller or Manager. To the extent that Buyer hires Hotel Employees, such employees shall “punch out” at the Cutoff Time and immediately “punch in”. Effective immediately after the Cutoff Time, wages, salaries and payroll taxes and other payroll deductions of the Hotel Employees shall be paid by Buyer.

17.3 Indemnification Regarding Employment Matters

As a post-closing covenant: (i) Seller shall hold Buyer harmless from and indemnify, defend and protect Buyer against any and all liabilities, costs, claims, losses and expenses (including reasonable attorneys’ fees) arising from, out of or in connection with Manager’s employment of the Hotel Employees, before the Close of Escrow: including but not limited to, wrongful termination, sexual harassment and/or other employment claims, medical or dental insurance, disability or life insurance, retirement, pension, vacation, sick leave, workers’ compensation, federal, state or local taxes, FICA, unemployment compensation or any other amount required to be withheld from, or paid on account of, employee compensation for any period before the Close of Escrow, and (ii) Buyer shall hold Seller harmless from and indemnify, defend and protect Seller against any and all liabilities, costs, claims, losses and expenses (including reasonable attorneys’ fees) arising from, out of or in connection with Buyer’s retaining, hiring or employing any of the Hotel Employees from and after the Close of Escrow, including, but not limited to, wrongful termination, sexual harassment and/or other employment claims, medical or dental insurance, disability or life insurance, retirement, pension, vacation, sick leave, workers’ compensation, federal, state or local taxes, FICA, unemployment compensation or any other amount required to be withheld from, or paid on account of, employee compensation, for any period from and after the Close of Escrow. The provisions of this Section 17.3 shall survive the Close of Escrow and shall not be merged herein.

18. Liquor License

18.1 Transfer of Liquor License

Subject to the terms and conditions of this Agreement and subject to the approval by the California Department of Alcoholic Beverage Control (the “ABC”) of the procedures contemplated herein, Seller agrees to sell and Buyer agrees to purchase, the Liquor License owned by an affiliate of Seller, LJABC, Inc, ‘a Texas corporation (“Licensee”) and utilized by Owner at the Hotel Property and all wine, beer and other alcoholic beverages on hand at the Hotel (the “Liquor Assets”) through a separate escrow to be established by the parties for such purpose (the “Liquor Escrow”), upon the following terms and conditions. That portion of the Purchase Price allocated to the Liquor Assets (the “Liquor Asset Amount”) is set forth on Exhibit 2.

18.2 Not a Contingency

Notwithstanding anything to the contrary contained in this Agreement, the transfer of the Liquor Assets, including the Liquor License, is not a contingency to the transfer of the remainder of the Property to Buyer and Buyer’s obligations under this Agreement are not contingent upon the transfer of the Liquor Assets closing concurrently or at all, with the transfer of the remainder of the Property.

18.3 Liquor Escrow

The parties recognize that the transfer of the Liquor Assets is statutorily regulated pursuant to California Business and Professions Code Sections 23950 et seq. and is subject to the approval of the ABC. In order to comply with these statutory requirements, an escrow (the “Liquor Escrow”) will be opened at Heritage Bank of Commerce; 150 Almaden Boulevard; San Jose, CA 951 13; Tel: 408-494-4530; Fax: 408-534-4956; Attn: Chloe A. Flowers (“Liquor Escrow Agent”) to complete the transfer of the Liquor Assets.

18.4 Costs of Transfer

Buyer shall be responsible for complying, at its sole cost, with the statues and regulations applicable to liquor license transfers, including, but not limited to, paying all license and transfer fees, costs of recordation and publication. Escrow fees charged by the Liquor Escrow Agent shall be paid one-half (112) by Buyer and one-half (112) by Seller. Each party shall be responsible for its attorneys’ fees incurred in connection with the transfer of the Liquor Assets.

18.5 Transfer Application/Opening of Liquor Escrow

(a) Buyer shall prepare, file and diligently process the application with the appropriate office of the ABC for transfer of the liquor license from Licensee to Buyer or its Affiliate. Seller shall cause Licensee to join Buyer in the signing of the application. Buyer shall prosecute the application with due diligence and comply with all other procedures required and Seller shall cause Licensee to reasonably cooperate with Buyer in connection with (i) the application to the ABC in order to consummate the transfer of the Liquor Assets either concurrently with or after the Close of Escrow, and (ii) Buyer’s application to obtain a temporary liquor permit, if applicable; provided however, such cooperation shall not expose either Licensee or Seller to any continuing liability with respect to the operation of the Hotel or the sale of alcoholic beverages therefrom after the Closing Date and shall not obligate Seller to postpone the Closing Date.

(b) If the ABC has not approved the transfer of the Liquor Assets to Buyer by the Close of Escrow, Escrow Holder is hereby instructed to transfer a portion of the Deposit in an amount equal to the Liquor Asset Amount from the Escrow to the Liquor Escrow Agent for deposit into the Liquor Escrow (such amount to thereafter constitute the Liquor Deposit). The Liquor Deposit shall be placed in a federally-insured interest-bearing account. All interest earned on the Liquor Deposit shall belong to the party entitled to receive the Liquor Deposit pursuant to the terms of this Section 18. Concurrently with the transfer of the Liquor Asset Amount into the Liquor Escrow, Seller shall cause Licensee to deposit Form ABC-226, together with an original Bill of Sale for the Liquor Assets executed by Seller, into the Liquor Escrow.

18.6 Closing of Liquor Escrow

(a) Although the parties desire the Liquor Assets to be transferred concurrently with the remainder of the Property hereunder, they acknowledge that the statutory conditions to such transfer may not be completed prior to the Close of Escrow, that the ABC may not approve of the transfer of the Liquor Assets to Buyer as of such date, or at all, and that the closing of the purchase and sale of the Hotel and Buyer’s obligations under this Agreement are not contingent upon the transfer of the Liquor Assets closing concurrently or at all, with the transfer of the remainder of the Property. If the existing Liquor License reflecting the change in ownership of the Hotel sufficient to permit the continued service of alcoholic beverages at the Hotel, has not been issued as of the Closing Date, or the existing Liquor License has not been transferred effective as of the Closing Date, the Buyer shall not be released from its obligation to purchase the Hotel nor shall the Buyer’s obligation to purchase the Hotel be postponed or delayed or in any other way be affected thereby, and the Seller shall have no additional obligation as a result thereof (the Seller’s sole obligation in that regard being to continue to cooperate in the Buyer’s efforts to have the existing Liquor License transferred in accordance with the terms of this Section, with the Buyer having the sole responsibility to arrange for such transfer).

(b) The Liquor Escrow shall close upon the later of (i) the Close of Escrow or (ii) approval by the ABC of the transfer of the Liquor Assets to Buyer; provided, however, if the ABC has neither approved nor disapproved the transfer of the Liquor Assets to Buyer by the Close of Escrow, Buyer may obtain a temporary liquor permit and the Liquor Escrow shall be extended for a period necessary to complete such transfer, but not to exceed eight (8) months after the Close of Escrow. If the Liquor Escrow has not closed within eight (8) months after the Close of Escrow, the Liquor Escrow shall terminate and the Liquor Deposit, together with interest earned thereon, shall be returned to Buyer, the Liquor Assets shall be returned to Licensee, all documents deposited by Buyer and Licensee shall be returned to the respective party depositing the same, and all escrow cancellation costs shall be split equally between the parties.

(c) Upon the close of the Liquor Escrow, the Liquor Assets shall be transferred to Buyer and, simultaneously therewith, all funds therein, together with interest earned thereon, shall be paid to Seller, except for such amounts, if any, as shall properly have been paid or be payable to the creditors of Licensee who filed their claims with the Liquor Escrow Agent before the Liquor Escrow Agent is notified by the ABC of its approval of the transfer of the Liquor Assets to Buyer.

18.7 Termination of Liquor Escrow

(a) Notwithstanding anything to the contrary contained in this Agreement, the Liquor Escrow shall automatically terminate if this Agreement is terminated for any reason whatsoever. Upon such termination: (i) the Liquor Asset Amount, to the extent deposited, together with all interest earned thereon, shall be paid to Buyer or Seller in the same manner as the Deposit is paid; (ii) any documents deposited with the Liquor Escrow Agent by either party shall be returned to the party depositing the same; (iii) all escrow cancellation costs shall be split equally between the parties; and (iv) Buyer shall cancel its application with the ABC and shall restore Seller’s title to the Liquor Assets status quo ante.

(b) If the ABC disapproves Buyer’s .application for transfer of the Liquor Assets and/or the Liquor License is not transferred to Buyer, for any reason whatsoever, (i) the Liquor Escrow shall terminate, (ii) the Liquor Asset Amount deposited in the Liquor Escrow, plus all interest earned thereon, shall be: (a) transferred to Escrow Holder for deposit into the Escrow if the disapproval occurs prior to the Close of Escrow, in which event the Purchase Price payable by Buyer hereunder shall be reduced by an amount equal to the Liquor Asset Amount, or (b) paid to Buyer if the disapproval occurs after the Close of Escrow.

18.8 Other Acts and Documents

Buyer agrees to execute and Seller agrees to cause Licensee to execute all additional documents reasonably requested by either party to close the Liquor Escrow. The Liquor Escrow Agent will be authorized to use and deliver all such documents reasonably requested by either party to complete the terms and purpose of the Liquor Escrow. The parties hereby agree that they will do all things reasonably requested, including but not limited to responding within a reasonable period of time to requests from the ABC, in order to accomplish the processing of the application before the ABC.

19. Remedies

19.1 LIQUIDATED DAMAGES

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE CONTINGENCY PERIOD IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, AND THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED DUE TO A DEFAULT UNDER THIS AGREEMENT BY BUYER, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES AS SELLER’S SOLE AND EXCLUSIVE REMEDY. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED * DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION

Buyer’s Initials	Seller’s Initials

19.2 Buyer’s Pre-Closing Remedies

In the event Seller fails to perform any act required to be performed by Seller pursuant to this Agreement on or before the Closing, then Buyer shall execute and deliver to Seller written notice of such breach, which notice shall set forth complete information about the nature of the breach. Upon the occurrence of such breach, Buyer’s sole and exclusive remedy shall be either: (i) to cancel this Agreement, in which event the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for its out-of-pocket costs, not to exceed Fifty Thousand Dollars ($50,000), or (ii) provided an action is filed within ninety (90) days of the date of such breach, file an action against Seller for specific performance of this Agreement. Buyer hereby waives any right to any damages (whether actual, incidental consequential, punitive or otherwise). The foregoing waiver is a material inducement to Seller in entering into this Agreement and shall survive the termination or expiration of this Agreement.

19.3 Right to Cure

Neither Seller nor Buyer shall avail itself of any remedy granted to it hereunder based upon an alleged default of the other party unless notice of the alleged default in reasonable detail has been delivered to the defaulting party and the alleged default has not been cured within three (3) business days following the giving of such notice.

20. Waiver of Trial by Jury

Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

21. Seller’s Maximum Aggregate Liability

Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, (a) Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement or any documents executed by Seller in connection herewith, to receive any punitive, exemplary or consequential damages from Seller in connection with the transactions contemplated herein, and (b) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (or any one claiming by, through or under Buyer), relating in any way to the transactions contemplated under this Agreement (including, without limitation, the breach of any representations or warranties or covenants contained herein or any indemnification obligations hereunder) and any and all documents executed pursuant hereto or in connection herewith, for which a claim is timely made by Buyer after the Close of Escrow, shall not exceed Nine Hundred Fifty Thousand ($950,000). The provisions of this Section shall survive the Close of Escrow and shall not be merged therein.

22. Damage or Destruction

22.1 Insubstantial Damage

In the event of damage or destruction of the Real Property or any portion of the Real Property prior to the Close of Escrow in an amount not exceeding One Hundred Thousand Dollars ($100,000), subject to the terms and conditions of this Agreement, Buyer and Seller shall consummate this Agreement without change in the Purchase Price, provided that Seller shall assign to Buyer at Close of Escrow its rights under any insurance policy, if any, covering such damage or destruction and Seller shall credit Buyer with Seller’s deductible or retainage under such policies, if any.

22.2 Substantial Damage

In the event of damage or destruction of the Real Property or any portion of the Real Property prior to the Close of Escrow in an amount in excess of One Hundred Thousand Dollars ($100,000), Buyer may elect to terminate this Agreement upon written notice to Seller given within ten (10) days after learning of such damage or destruction, with the same effect as if terminated under Section 7.1.1. If Buyer elects not to terminate this Agreement as provided in the preceding sentence, the parties shall proceed to consummate this Agreement, in which event Seller shall assign to Buyer at Close of Escrow its rights under any insurance policy covering such damage or destruction and Seller shall credit Buyer with Seller’s deductible or retainage under such policies, if any.

22.3 Cooperation

Seller agrees to reasonably cooperate with Buyer in the adjustment of any claim contemplated under this Section 22.

23. Condemnation

23.1 Insubstantial Portion

If any portion of the Real Property is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Close of Escrow resulting in a decrease in the value of the Real Property in an amount not exceeding One Hundred Thousand Dollars ($100,000), subject to the terms of this Agreement, Buyer and Seller shall consummate this Agreement without change in the Purchase Price, provided that Seller shall assign to Buyer at Close of Escrow its rights, if any, to all awards for such condemnation or taking.

23.2 Substantial Portion

In the event all or any portion of the Real Property is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Close of Escrow resulting in a decrease in the value of the Real Property in an amount in excess of One Hundred Thousand Dollars ($100,000), Buyer may elect to terminate this Agreement upon written notice to Seller given within ten (10) days after learning of such taking or proceeding, with the same effect as if terminated under Section 7.1.1. If Buyer elects not to terminate this Agreement as provided in the preceding sentence, the parties shall proceed to consummate this Agreement in which event Seller shall assign to Buyer at Close of Escrow its rights, if any, to all awards for such condemnation or taking.

23.3 Cooperation

Seller agrees to reasonably cooperate with Buyer in the adjustment of any claim contemplated under this Section 23.

24. Property “AS IS”

24.1 No Side Agreements or Representations

No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

24.2 AS IS CONDITION

BUYER ACKNOWLEDGES THAT EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY PROVIDED IN SECTION 14 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (11) THE INCOME TO BE DERIVED FROM THE PROPERTY AND HOTEL; (111) THE SUITABILITY OF THE PROPERTY AND HOTEL FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY AND HOTEL; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR

REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY, (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DOCUMENTS AND MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THIS AGREEMENT, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMAT ION MADE AVAILABLE .TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION OR CONSTRUCTION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED-HEREIN. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH TN SECTION 14 OF THIS AGREEMENT, BUYER IS RELYING SOLELY WON BUYER’S OWN INVESTIGATION OF THE PROPERTY.

SELLER’S INITIALS	BUYER’S INITIALS

25. Release: Exclusions From Release

25.1 Release

Buyer shall rely solely upon Buyer’s own knowledge of the Property based on its investigation of the Property and Seller’s express representations and warranties set forth in Section 14 of this Agreement, and its own inspection of the Property in determining the Property’s physical condition. Except for a claim by Buyer against Seller for a breach of this Agreement by Seller, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or “other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR”

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 25.1. Seller and Buyer have each initialed this Section 25.1 to further indicate their awareness and acceptance of each and every provision hereof.

BUYER’S INITIALS	SELLER’S INITIALS

25.2 Exclusions from Release and Disclaimers

Notwithstanding anything set forth in this Agreement that may be construed to the contrary, in no event shall the “as-is” provision of Section 24.2 or release set forth in Section 25.1, limit or otherwise diminish, or include the representations or warranties of Seller expressly set forth in Section 14 hereof

26. Notices

All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered, sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile and shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight carrier, the date of delivery to the address of the person to receive such notice, or the next business day if delivered on a day which is not a business day, (ii) if mailed, the date of delivery or refusal of delivery shown on the return receipt, or (iii) if given by facsimile, when sent provided the sending facsimile machine confirms by a written transmission report, the receipt of such facsimile.

Notices shall be addressed as follows:

To the Seller:	Bernardo Venture Attn: Dale J. Marquis and Michael Barnard 1933 Cliff Drive, Suite 1 Santa Barbara, CA 93 109 Telephone: (805) 957-0095 Telecopy: (805) 957-0082

With a Copy to: (but which copy shall not constitute notice)	Mullen & Henzell L.L.P. 112 E. Victoria Street Santa Barbara, CA 93 101 Attn: Mike Cage, Esq. Telephone: (805) 966-1501 Telecopy: (805) 966-9204

To Buyer:	Apple Suites Realty Group Attn: Sam Reynolds 814 E. Main Street Richmond, VA 23219 Telephone: (804) 727-6314 Telecopy: (804) 727-6354

With a Copy to: (but which copy shall not constitute notice)	Apple REIT Companies Legal Dept. 814 E. Main Street Richmond, VA 23219 Telephone: (804) 727-6338 Telecopy: (804) 727-6349

To Escrow Holder:	LandAmerica Lawyer’s Title Insurance Company 750 B Street, Suite 3000, Symphony Towers San Diego, CA 92101 Attention: Cheryl Goldbarg Telephone 6 19-230-6342 ext. 5830 Facsimile (619) 233-4196

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

27. Brokers

Buyer and Seller each represent and warrant to the other that there are no commissions, finder’s fees or brokerage fees arising out of the transactions contemplated by this Agreement other than (i) a brokerage fee payable by Seller to Jones Lang LaSalle Hotels (“Seller’s Broker”) under a separate agreement between Seller and Seller’s Broker. Buyer shall have no obligation for Seller’s Broker’s commission. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, claims, demands, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Seller’s conduct or the inaccuracy of the foregoing representation and/or warranty of Seller, including without limitation, payment of Seller’s Broker’s commission. Except for Seller’s Broker’s commission, Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Buyer’s conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. The obligations of this Section shall survive any termination of this Agreement.

28. Legal Fees

In the event any action or suit is initiated by one party against another party by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or suit, whether by final judgment, or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision for the recovery of all costs and expenses of suit and a determination of the “prevailing party”, including actual attorneys’ fees (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceeding, (c) garnishment, levy, and debtor and third party examination, (d) discovery, and (e) bankruptcy litigation.

29. Assignment of Rights

Neither party shall sell, assign, transfer, convey, encumber, hypothecate or otherwise divest itself of, in whole or in part, any of its rights or obligations under this Agreement without in each instance obtaining the prior written consent of the other party, which consent may be withheld in such party’s sole and absolute discretion. No assignment pursuant to this section will relieve the assignor of any of its obligations or liabilities under this Agreement and any permitted assignee will agree in writing to assume the assignor’s obligations and liabilities hereunder and provide a copy of such assumption to the non-assigning party. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to an entity that is controlled by or under common control or management with Buyer (a “Buyer Affiliated Entity”); provided, however, that the Buyer Affiliated Entity shall execute (and provide Seller with a copy of) a written assumption document whereby the Buyer Affiliated Entity assumes, jointly with Buyer, each of Buyer’s obligations hereunder and confirm each of Buyer’s representations, warranties and covenants set forth herein. In the event of an assignment to a Buyer Affiliated Entity, Buyer shall remain liable for any pre-closing obligations hereunder. Any assignment by Buyer to a Buyer Affiliated Entity shall be consummated pursuant to an assignment and amendment to this Agreement in the form attached as Exhibit “H” to this Agreement. Any other purported or attempted assignment or delegation without obtaining Seller’s prior written consent shall be void and of no effect. Buyer shall inform Seller and its attorneys of any contemplated assignment to be made to a Buyer Affiliated Entity five (5)business days prior to the Close of Escrow.

30. 1031 Exchange

Either party may effectuate this transaction as part of an Internal Revenue Code Section 1031 tax deferred exchange transaction (“1031 Exchange”). In connection with such exchange, the exchanging party’s rights under this Agreement may be assigned to an exchange facilitator selected by such exchanging party. The other party agrees to use reasonable efforts to cooperate with an exchanging party and such exchange facilitator, in a manner so as to effect the contemplated 1031 Exchange; provided, however that (i) the other party shall have no obligation or liability whatsoever to the exchange facilitator; (ii) the other party shall not be obligated to cooperate with the exchanging party in affecting the 103 1 Exchange to the extent such cooperation would result in a delay in the Close of Escrow beyond the Closing Date or would cause such other party to incur any greater expense or any greater liability than if the Property were conveyed to Buyer without such exchange occurring, and (iii) the exchanging party shall indemnify the other party from and against any material loss, damage or liability, including, without limitation, reasonable attorneys’ fees and costs, which the other party suffers as a result of the 103 1 Exchange and solely to the extent such loss, damage and/or liability is in excess of that which the other party would incur in the absence of the 1031 Exchange.

31. Miscellaneous

3 1.1 Confidentiality

(a) Buyer and Seller acknowledge that it is in the best interests of Buyer and Seller to maintain the confidentiality of the terms and provisions of this Agreement and the materials relating hereto. Except as otherwise provided herein and except as required by Federal Securities Regulations, neither Buyer nor Seller shall disclose any of the terms or provisions of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement. Buyer and Seller shall keep in strictest confidence, all information related to the other party and all materials provided or made available to it by the other party, which, as to Buyer, includes, without limitation, (i) all Documents and Materials described in Section 7.1 above made available to Buyer, and (ii) all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Property (including, without limitation, matters relating to the environmental condition of the Real Property), whether obtained through documents, oral or written communications, or otherwise (collectively, the

“Information”). Under no circumstances shall any of the Information provided to Buyer be used by Buyer for any purpose other than the investigation or financing of the Property in connection with its purchase by Buyer as contemplated under this Agreement. Buyer and Seller shall have the right to disclose the Information to their attorneys, auditors, consultants, accountants and any other third parties which either party may employ or with which either party may work in connection with this transaction and the investigations contemplated hereunder, together with Buyer’s and Seller’s respective directors, officers, employees, agents, lenders and/or partners (collectively “Permitted Recipients”); provided, however, that Buyer and Seller shall inform their respective Permitted Recipients of, and shall obtain the agreement of each of their respective Permitted Recipients to be bound by, the confidentiality obligations contained herein. After the Close of Escrow, Buyer shall have the right to disclose the Information at its discretion.

(b) Prior to the Close of Escrow, neither Seller nor Buyer shall issue any press release or public statement regarding the proposed transaction. After the Close of Escrow, any press release or public statement issued by either Buyer or Seller regarding this transaction shall be subject to the prior approval of the other party, which approval shall not be unreasonably withheld.

(c) In the event that either party or any of the Permitted Recipients are required (by deposition, interrogatories, request for documents or similar legal or administrative process) by any legal or other governmental proceeding, or by any court order, law or applicable regulation, to disclose any Information, such party or its Permitted Recipient will give the other party prompt notice of such requirement so that such other party may seek an appropriate protective order. If, in the absence of a protective order, either party or any of its Permitted Recipients are nonetheless compelled in a proceeding to disclose Information, either party or its Permitted Recipient may disclose such Information as is required without being deemed to have breached this Agreement. The provisions of this Section shall survive any termination of this Agreement.

31.2 Required Actions of Buyer and Seller

Subject to Buyer’s right to terminate the Agreement prior to the expiration of the Contingency Period as provided in Section 7.1, and except as otherwise provided herein, Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be reasonably required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

31.3 Time of Essence

Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to California time.

31.4 Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

31.5 Captions

Any captions to, or headings of, the Sections or Sub-sections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

31.6 No Obligations to Third Parties

The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

31.7 Amendment to this Agreement

The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

31.8 Waiver

The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof. Any waiver must be in writing.

31.9 Fees and Other Expenses

Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

31.10 Entire Agreement

This Agreement, together with the agreements and instruments executed and delivered in connection herewith or pursuant hereto, supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

31.1 1 Partial Invalidity

If any portion of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

31.12 Successors and Assigns

Subject to the provisions of Section 29 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

31.13 Business Days

In the event any date described in this Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next business day thereafter.

31.14 Original Documents; Keys

On or before the Close of Escrow, Seller shall deliver to Buyer (or as directed by Buyer) possession of the Property subject to the terms of the Agreement, copies of Seller’s files, records and correspondence related to the operation of the Hotel, together with the keys to the Improvements.

31.15 Applicable Law; Venue

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California. All obligations of the parties hereto created under this Agreement shall be performable in San Diego County, California. The parties agree that venue for any action under this Agreement shall be San Diego County California.

31.16 Consent to Jurisdiction

Each party hereto hereby consents to jurisdiction in the United States District Court for the Southern District of California and in the Superior Court in and for the County of San Diego, within the State of California, for purposes of any litigation to construe or enforce any obligation hereunder or any other obligation arising herefrom or therefrom, and each party hereto expressly covenants and agrees that service of process may be made, and personal jurisdiction over said party obtained, by serving a copy of the summons and complaint upon said party in accordance with the applicable laws of the State of California at such address of said party as may from time to time be specified in accordance with the notice provisions contained herein or at such other address as may then be proper under said laws.

31.17 Facsimile or Electronic Signatures

Any signature on this Agreement, or any amendment or modification thereof, sent by facsimile or electronically shall be considered valid and binding.

31.18 Authority of Signatories

Each person signing this Agreement represents and warrants that he is duly authorized and has the legal capacity to execute and deliver this Agreement on behalf of the party he represents.

31.19 Further Assurances

In addition to the obligations required to be performed hereunder by the parties hereto at or prior to Closing, each party, from and after the Closing, shall execute, acknowledge and deliver such other instruments, documents, certificates, and notices, and take such actions as may reasonably be required in order to effectuate the purposes of this Agreement.

31.20 Right to Cure

Neither Seller nor Buyer shall avail itself of any remedy granted to it hereunder based upon an alleged default of the other party unless notice of the alleged default in reasonable detail has been delivered to the defaulting party and the alleged default has not been cured within three (3) business days following the giving of notice.

31.21 Joint and Several

Each and every obligation of Buyer set forth herein shall be the joint and several obligation of each separate Buyer named in this Agreement.

31.22 Submission of Agreement

The submission of this Agreement to Buyer or its broker, agent or attorney for review or signature does not constitute an offer to sell the Property to Buyer, nor does it grant an option or other rights with respect to the Property to Buyer. No contract with respect to the purchase and sale of the Property shall exist, and this writing shall have no binding force or effect, until it is executed and delivered by Buyer and by Seller and the Deposit has been timely delivered to the Escrow Holder. If Seller executes this Agreement prior to Buyer, then this Agreement shall be void, at Seller’s sole option, unless Buyer also executes this Agreement and delivers it together with the Deposit, to Escrow Holder as provided herein.

31.23 Bulk Sales

Seller agrees to indemnify and hold Buyer harmless from and against any loss, claim or liability arising from any failure by Seller to comply with the California bulk transfer law (Section 6101 et seq. of the California Uniform Commercial Code).

31.24 Exhibits and Schedules

Attached hereto are the following exhibits and schedules, each of which is incorporated into this Agreement in full by this reference:

EXHIBIT A	- Legal Description of the Land
EXHIBIT B	- Grant Deed
EXHIBIT C	- Seller’s Tax Certificate
EXHIBIT D	- Bill of Sale
EXHIBIT E	- Assignment of Intangible Property
EXHIBIT F	- Assignment of Leases
EXHIBIT G	- Assignment of Contract Rights
EXHIBIT H	- Form of Assignment of Purchase and Sale Agreement
EXHIBIT 2	- Allocation of Purchase Price
EXHIBIT 3.3	- Holdback Agreement
EXHIBIT 4.1	- Escrow Holder’s General Conditions
EXHIBIT 16.7	- Representation Letter
SCHEDULE 14.6.a	- Leases
SCHEDULE 14.6.b	- FF&E Leases
SCHEDULE 14.6.c	- Operating Agreements
SCHEDULE 14.6.d	- Advertising Agreements
SCHEDULE 14.6.e	- Advance Booking Agreements

Signatures appear on attached page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

“SELLER”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

“BUYER”

APPLE SUITES REALITY GROUP, INC., a Virginia corporation

By:
Name:
Its:

Acceptance by Escrow Holder

Escrow Holder acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.

Dated:	Land America Title Insurance Company

By:
Escrow Officer

EXHIBIT A

Legal Description of the Land

The land is situated in the State of California, County of San Diego, City of San Diego and described as follows:

PARCEL A:

Parcel 1 of Parcel Map No. 18339, in the City of San Diego, County of San Diego, State of California, filed in the office of the County Recorder of San Diego County, September 10, 1999 as File No. 1999-0623032 of Official Records.

PARCEL B:

Easements for encroachments, utilities, slope and drainage, grading, ingress, egress and parking in, to, over, under and across the “Association Maintenance Area” as defined, set forth and conveyed in an instrument entitled “Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement for Park Terrace Center” recorded March 1, 1994 as File No. 1994-01 3683 1, of Official Records.

[SUBJECT TO CONFIRMATION WITH THE LEGAL DESCRIPTION INCLUDED IN THE REPORT PREPARED BY THE TITLE COMPANY]

EXHIBIT B

Grant Deed

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

APN:

GRANT DEED

The undersigned grantor declares under penalty of perjury that the following is true and correct:

Documentary Transfer Tax is not shown pursuant to Section 1 1932 of the Revenue and Taxation Code, as amended.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BERNARDO VENTURE, a California general partnership (“Grantor”), does hereby GRANT to                                         , all of that certain real property in the County of San Diego, State of California, as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Property”).

Such grant is subject to all encumbrances and other matters of record, all leases, non- delinquent real property taxes, all building codes and other applicable laws, ordinances and governmental regulations affecting the Property and all matters that would be disclosed by a survey or physical inspection.

[Signatures Appear on Following Page]

MAIL TAX STATEMENTS TO RETURN ADDRESS ABOVE

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed on this day          of                     , 2006.

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                                         , before me,                                     , personally appeared                                          personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]
Notary Public

Any certificate of acknowledgment taken in another state shall be sufficient in the State of California if it is taken in accordance with the laws of the place where the acknowledgment is made.

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT C

Seller’s Tax Certificate

GENERAL CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                     , that withholding of tax is not required upon the disposition of a U.S. real property interest by BERNARDO VENTURE, a California general partnership (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. The undersigned has been duly authorized by Transferor to sign this Certificate on its behalf.

2. The undersigned has full knowledge of the facts and circumstances set forth herein.

3. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

4. Transferor’s U.S. employer identification number is                         ;

5. Transferor’s office address is 1933 Cliff Drive, Suite 1, Santa Barbara, California 93 109; and

6. Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of Transferor.

“Transferor”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

YEAR		California FORM
2005	Real Estate Withholding Certificate	593-C

Part I – Seller’s Information			Return this form to your escrow company.

Name (including spouse, if jointly owned - see instructions - type or print) Bernardo Venture, a California general partnership			SSN, FEIN or CA Corporation no.

Address (number and street) 1933 Cliff Drive, Suite 1		Private Mailbox no.	Spouse’s SSN (if jointly owned)

City	State	ZIP Code	Note: If you do not furnish your tax ID number, this certificate is void.
Santa Barbara	CA	93109

Property address (if no street address, provide parcel number and county)			Ownership Percentage

17240 Bernardo Center Drive, San Diego, CA			100%

Read the following and check the appropriate boxes. (See line-by-line notes in the instructions.)

Part II – Certifications which fully exempt the sale from withholding:		YES	NO

1.	Does the property qualify as the seller’s (or decedent’s, if being sold by the decedent’s estate) principal residence within the meaning of Internal Revenue Code (IRC) Section 121?	☐	☒

2.	Did the seller (or decedent, if being sold by the decedent’s estate) last use the property as the seller’s (decedent’s) principal residence within the meaning of IRC Section 121 without regard to the two-year time period?	☐	☒

3.	Will the seller have a loss or zero gain for California income tax purposes on this sale? (To check “YES”, you must complete Form 593-L, Real Estate Withholding — Computation of Estimated Gain or Loss, and have a loss or zero gain on line 16.)	☐	☒

4.	Is the property being compulsorily or involuntarily converted and does the seller intend to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033?	☐	☒

5.	Will the transfer qualify for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest)?	☐	☒

6.	Is the seller a corporation (or an LLC classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State or has a permanent place of Business in California?	☐	☒

7.	Is the seller a partnership (or an LLC that is not a disregarded single member LLC and is classified as a partnership for federal and California income tax purposes) with recorded title to the property in the name of the partnership or LLC?

	(If yes, the partnership or LLC must withhold on nonresident partners or members as required.)	☒	☐

8.	Is the seller a tax-exempt entity under either California or federal law?	☐	☒

9.	Is the seller an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust?	☐	☒

Part III – Certifications that may partially or fully exempt the sale from withholding: Escrow Officer: See instructions for amounts to withhold.

10.	Will the transfer qualify as a simultaneous like-kind exchange within the meaning of IRC Section 1031?	☐	☐

11.	Will the transfer qualify as a deferred like-kind exchange within the meaning of IRC Section 1031?	☐	☐

12.	Will the transfer of this property be an installment sale that you will report as such for California tax purposes and has the buyer agreed to withhold on each principal payment instead of withholding the full amount at the time of transfer?	☐	☐

Part IV – Seller’s Signature

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that completing this form does not exempt me from filing a California income or franchise tax return to report this sale.

Seller’s Name and Title	See attached	Seller’s Signature	Date
Spouse’s Name		Spouse’s Signature	Date

Seller:	If you checked “YES” to any question in Part II, you are exempt from real estate withholding.

If you checked “YES” to any question in Part III, you may qualify for a partial or complete withholding exemption.

If you checked “NO” to all of the questions in Part II and Part III, the withholding will be 3 1/3 percent of the total sales price.

If you are withheld upon, the withholding agent should give you two copies of Form 593-B, Real Estate Withholding Tax Statement. Attach one

copy to the lower front of your California income tax return and keep the other copy for your records.

For Privacy Act Notice, get from FTB 1131 (Individuals only).	593C04103	Form 593-C c2 2004

Attachment to Real Estate Withholding Exemption Certificate

and Waiver Request for Non-Individual Sellers

(Form 593-C)

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that completing this form does not exempt me from filing a California income tax return to report this sale.

Dated:                         , 2006

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

EXHIBIT D

Bill of Sale

BILL OF SALE

This BILL OF SALE (“Bill of Sale”) is made as of                         , 2006, by BERNARDO VENTURE, a California general partnership (“Seller”), in favor of                                      (“Buyer”).

RECITALS

A. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                         , 2006 (the “Purchase Agreement”), Seller, concurrently with the execution of this Bill of Sale, is executing a Grant Deed, pursuant to which Seller is conveying to Buyer all of its right, title and interest in and that certain hotel property commonly known as Hilton Garden Inn Hotel, 17230 Bernardo Center Drive, San Diego, California, more particularly described in the Purchase Agreement (the “Property”).

B. Seller desires, as a part of the conveyance of the Property, to convey to Buyer the Personal Property, as defined in the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Bill of Sale.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees as follows:

AGREEMENT

1 Sale. Seller hereby grants, sells, transfers, conveys and delivers to Buyer all of Seller’s right, title and interest in the Personal Property associated with the Hotel.

2. Further Assurances. At any time or from time to time upon the request of Buyer, Seller shall execute such additional documents and instruments and do such additional acts and things as Buyer may reasonably request to effect the purpose of this Bill of Sale.

3. Bill of Sale Subject to Purchase Agreement. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement and is subject to the terms and conditions thereof.

4. Counterpart Execution. This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

5. Governing; Law. This Bill of Sale shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict of law.

6. No Representation. This Bill of Sale is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in the Purchase Agreement, which representation and warranties shall survive only for the period of survival set forth therein.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of the Close of Escrow.

“Seller”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

EXHIBIT E

Assignment of Intangible Property

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (“Assignment”) is made and entered into as of                     , 2006 by and between BERNARDO VENTURE, a California general partnership (“Assignor”), and                                          (“Assignee”) with reference to the following:

RECITALS

A. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                         , 2006 (the “Purchase Agreement”), Assignor, concurrently with the execution of this Assignment, is executing and delivering to Assignee a Grant Deed, pursuant to which Assignor is conveying to Assignee all of its right, title and interest in and to that certain hotel property commonly known as Hilton Garden Inn Hotel, 17230 Bernardo Center Drive, San Diego, California, more particularly described in the Purchase Agreement (the “Property”).

B. Assignor and Assignee desire, as part of the conveyance of the Property, to convey to Assignee the Intangible Property as defined in the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Assignment.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1. Assignment. Assignor hereby grants, sells, transfers, conveys, assigns and delivers to Assignee all of Assignor’s right, title and interest in and to the Intangible Property, as defined in the Purchase Agreement, and hereby delegates to Assignee all of its obligations under the Intangible Property.

2. Assumption. Assignee hereby assumes and accepts such assignment and delegation and agrees to keep, perform and be bound by all terms, covenants and conditions and to discharge all obligations under the Intangible Property, which arise, accrue or are incurred on or after the Close of Escrow.

3. Further Assurances. At any time or from time to time upon the request of a party, the other party shall execute such additional documents and instruments, and shall do such additional acts and things as the requesting party may reasonably request in order to fully effectuate the purposes of this Assignment.

4. Assignment Subject to Purchase Agreement. This Assignment is executed and delivered pursuant to the Purchase Agreement and is subject to the terms and conditions thereof.

5. Counterpart Execution. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

6. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict of law.

7. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in the Purchase Agreement, which representation and warranties shall survive only for the period of survival set forth therein.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the Close of Escrow.

“Assignor”				“Assignee”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

By:
Name:
Its:

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

EXHIBIT F

Assignment of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of                         , 2006, by and between BERNARDO VENTURE, a California general partnership (“Assignor”), and                                          (“Assignee”), with reference to the following:

RECITALS

A. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                         , 2006 (the “Purchase Agreement”), Assignor, concurrently with the execution of this Assignment, is executing and delivering to Assignee a Grant Deed, pursuant to which Assignor is conveying to Assignee all of its right, title and interest in and to that certain hotel property commonly known as Hilton Garden Inn Hotel, 17230 Bernardo Center Drive, San Diego, California, more particularly described in the Purchase Agreement (the “Property”).

B. Assignor and Assignee desire, as part of the conveyance of the Property, to convey to Assignee the Leases as defined in the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Assignment.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1. Assignment. Assignor hereby grants, sells, transfers, conveys, assigns and delivers to Assignee all of Assignor’s right, title and interest in and to the Leases s, as defined in the Purchase Agreement, including without limitation, those Leases listed on Exhibit “A” attached hereto and incorporated herein by reference, and hereby delegates to Assignee all of its obligations under the Leases.

2. Assumption. Assignee hereby assumes and accepts such assignment and delegation and agrees to keep, perform and be bound by all terms, covenants and conditions and to discharge all obligations under the Leases, which arise, accrue or are incurred on or after the Close of Escrow.

3. Further Assurances. At any time or from time to time upon the request of a party, the other party shall execute such additional documents and instruments, and shall do such additional acts and things as the requesting party may reasonably request in order to fully effectuate the purposes of this Assignment.

4. Assignment Subject to Purchase Agreement. This Assignment is executed and delivered pursuant to the Purchase Agreement and is subject to the terms and conditions thereof.

5. Counterpart Execution. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

6. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict of law.

7. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in the Purchase Agreement, which representation and warranties shall survive only for the period of survival set forth therein.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the Close of Escrow.

“Assignor”				“Assignee”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership

By:
Name:
Its:
	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

Exhibit “A”

LEASES

EXHIBIT G

Assignment and Assumption of Contract Rights

ASSIGNMENT AND ASSUMPTION OF CONTRACT RIGHTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT RIGHTS (“Assignment”) is made and entered into as of                         , 2006, by and between BERNARDO VENTURE, a California general partnership (“Assignor”), and                                          (“Assignee”), with reference to the following:

RECITALS

A. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                         , 2006 (the “Purchase Agreement”), Assignor, concurrently with the execution of this Assignment, is executing and delivering to Assignee a Grant Deed, pursuant to which Assignor is conveying to Assignee all of its right, title and interest in and to that certain hotel property commonly known as Hilton Garden Inn Hotel, 17230 Bernardo Center Drive, San Diego, California, more particularly described in the Purchase Agreement (the “Property”).

B. Assignor and Assignee desire, as part of the conveyance of the Property, to convey to Assignee the Contract Rights as defined in the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Assignment.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1. Assignment. Assignor hereby grants, sells, transfers, conveys, assigns and delivers to Assignee all of Assignor’s right, title and interest in and to the Contract Rights, as defined in the Purchase Agreement, including without limitation, those Contract Rights listed on Exhibit “A” attached hereto and incorporated herein by reference.

2. Assumption. Assignee hereby assumes and accepts such assignment and delegation and agrees to keep, perform and be bound by all terms, covenants and conditions and to discharge all obligations under the Contract Rights, which arise, accrue or are incurred on or after the Close of Escrow.

3. Further Assurances. At any time or from time to time upon the request of a party, the other party shall execute such additional documents and instruments, and shall do such additional acts and things as the requesting party may reasonably request in order to fully effectuate the purposes of this Assignment.

4. Assignment Subject to Purchase Agreement. This Assignment is executed and delivered pursuant to the Purchase Agreement and is subject to the terms and conditions thereof.

5. Counterpart Execution. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

6 . Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict of law.

7. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in the Purchase Agreement, which representation and warranties shall survive only for the period of survival set forth therein.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the Close of Escrow.

“Assignor”					“Assignee”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a California limited partnership
By:
Name:
Its:

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

Exhibit “A”

CONTRACT RIGHTS

EXHIBIT H

Form of Assignment of Purchase and Sale Agreement

ASSIGNMENT OF

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Assignment”), is made as of this          day of                     , 2006, by and between BERNARDO VENTURE, a California general partnership (“Seller”),                                          (“Buyer”), and                                         , a                                          (“Assignee”), (Seller, Buyer and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).

RECITALS

A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Purchase Agreement”), dated as of                         , 2006, for the sale of the property described in the Purchase Agreement (“Property”).

B. The Parties desire to enter into this Assignment to, among other things, assign the Buyer’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Buyer’s obligations and liabilities under the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Assignment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Assignment of Purchase Agreement. Buyer hereby assigns and transfers to Assignee all of Buyer’s right, title, claim and interest in and to the Purchase Agreement, the escrow opened with First American Title Insurance Company pursuant to the Purchase Agreement, the Property, and all sums, if any, deposited into escrow in connection with the Purchase Agreement.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Buyer under the Purchase Agreement, in accordance with the terms thereof, and the escrow established thereunder.

3. No Release. The assignment and assumption set forth in paragraphs 1 and 2 hereof shall not release Buyer from the obligation of Buyer or Assignee to perform in accordance with the terms of the Purchase Agreement. Buyer acknowledges that, notwithstanding such assignment and assumption, Buyer shall remain primarily obligated under the Purchase Agreement and Buyer and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Buyer set forth thereunder, including, without limitation, the indemnification obligations of Buyer set forth in the Purchase Agreement.

4. AS-IS CONDITION. ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY PROVIDED IN SECTION 14 OF THE PURCHASE AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (11) THE INCOME TO BE DERIVED FROM THE PROPERTY AND HOTEL; (111) THE SUITABILITY OF THE PROPERTY AND HOTEL FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY AND HOTEL; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DOCUMENTS AND MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ASSIGNEE;

(XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO ASSIGNEE OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION OR CONSTRUCTION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. ASSIGNEE REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, ASSIGNEE IS RELYING SOLELY UPON ASSIGNEE’S OWN INVESTIGATION OF THE PROPERTY.

ASSIGNEE’S

INITIALS

5. Release. Assignee shall rely solely upon Assignee’s own knowledge of the Property based on its investigation of the Property and Seller’s express representations and warranties set forth in Section 14 of the Purchase Agreement, and its own inspection of the Property in determining the Property’s physical condition. Except for a claim by Assignee against Seller for a breach of the Purchase Agreement by Seller, Assignee and anyone claiming by, through or under Assignee hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Assignee is presently unaware or which Assignee does not presently suspect to exist which, if known by Assignee, would materially affect Assignee’s release to Seller. Assignee specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Assignee hereby agrees, represents and warrants that Assignee realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Assignee further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Assignee nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Assignee in exchange for Seller’s performance hereunder.

Seller has given Assignee material concessions regarding this transaction in exchange for Assignee agreeing to the provisions of this Section 5. Assignee has initialed this Section 5 to further indicate its awareness and acceptance of each and every provision hereof.

ASSIGNEE’S

INITIALS

6. Exclusions from Release and Disclaimers. Notwithstanding anything set forth in the Purchase Agreement or this Assignment that may be construed to the contrary, in no event shall the releases set forth in Section 25.1 of the Purchase Agreement or Section 5 of this Assignment, nor the “as-is” provisions set forth in Section 24.2 and elsewhere in the Purchase Agreement or Section 4 of this Assignment limit, otherwise diminish, or include, the representations or warranties of Seller expressly set forth in Section 14 of the Purchase Agreement.

7. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty .made by Buyer in the Purchase Agreement is true and correct with respect to Assignee as of the date of this Assignment and the Closing Date and such representations and warranties apply fully to this Assignment and shall survive the Close of Escrow and the delivery of the Grant Deed.

8. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

10. Counterparts; Facsimile Signatures. This Assignment may be executed in counterparts which together shall constitute one agreement. For purposes of determining the enforceability of this Assignment, facsimile signatures shall be deemed originals.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

“Assignor”				“Assignee”

BERNARDO VENTURE, a California general partnership

By:	IWP Bernardo Innvestors, L.P., a California limited partnership
By:
Name:
Its:
	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

EXHIBIT 2

Allocation of Purchase Price

Land
Building/Improvements
FF&E
Goodwill
Liquor Assets
Total

EXHIBIT 3.3

Holdback Agreement

HOLDBACK ESCROW AGREEMENT

This HOLDBACK ESCROW AGREEMENT (the “Escrow Agreement”) is entered into this          day of                         , 2006, by and among BERNARDO VENTURE, a California general partnership (“Seller”), APPLE SUITES REALTY GROUP, INC., a Virginia corporation (“Buyer”), and LANDAMERICA LAWYER’S TITLE INSURANCE COMPANY as escrow agent (the “Escrow Agent”). The parties recite and agree as follows.

Recitals

A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated March         , 2006 as amended and assigned (the “Agreement”).

B. Seller and Buyer have agreed that the sum of One Hundred Thousand Dollars ($100,000) shall be held back from the Purchase Price due Seller under the Agreement in escrow (the “Holdback”) for the purpose of securing Seller’s obligations following the closing of the transactions contemplated by the Agreement.

C. To establish and set forth procedures for administration of the Holdback, Seller, Buyer, and Escrow Agent desire to enter into this Escrow Agreement.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Agreement.

2. Appointment of Escrow Agent. Seller and Buyer hereby appoint Escrow Agent to act as escrow agent on the terms and conditions herein set forth and Escrow Agent accepts such appointment on such terms and conditions.

3. Deposit and Investment of Funds. Escrow Agent hereby acknowledges receipt of the Holdback in the amount of One Hundred Thousand Dollars ($100,000), and shall act in accordance with and subject to the terms of this Escrow Agreement. Escrow Agent shall deposit such funds received by it hereunder into a money market interest bearing account (the “Escrow Account”) established for such purpose, which shall be established under Seller’s Federal Employer Identification Number.

4. Holdback Period. The Escrow Funds shall remain in the Escrow Account, upon the terms and conditions set forth in this Escrow Agreement, for a period of nine (9) months (the “Holdback Period”) following the Closing Date as contemplated under the Agreement.

5. Notification of Claims. If any action, suit, proceeding, claim, demand, or any other matter arises for which Buyer demands indemnification or payment from Seller under the Agreement or any instruments, documents, or agreements executed and delivered in connection with the Close of Escrow under the Agreement (the “Closing Documents”) or if there is any breach by Seller under the Agreement or the Closing Documents, any of the foregoing constituting a “Claim” hereunder, Buyer shall notify Seller and Escrow Agent of such Claim, and the amount or estimate of such Claim.

6. Distribution of Escrow Funds. Upon receipt of a notice of a Claim by Buyer as described in Section 5 hereinabove, Escrow Agent shall notify the Seller of such Claim and request that Seller provide in writing to Escrow Agent its authorization to either (i) pay to Buyer from the Escrow Account the amount of such Claim, or (ii) upon receipt of an affidavit on oath by a duly authorized representative of Seller that there is no lawful basis for such Claim, Escrow Agent shall retain and continue to hold the funds in the amount of such Claim until the earlier to occur of (a) mutual written instructions from Seller and Buyer as to the disbursement of such amount or (b) a final order, decree, or judgment of a court or other tribunal of competent jurisdiction and, if by such order, decree, or judgment, time for appeal has expired and no appeal has been perfected, directing the disbursement of such amount.

To the extent the Escrow Agent has been notified of any Claim pursuant to the first paragraph of this Section 6 and such Claim is pending (and unresolved) on the date the Holdback Period expires, then an amount (the “Retained Amount”) equal to the lesser of:

(i)	one hundred and twenty percent (120%) of the amount of all such pending Claims; or

(ii)	the remainder of the Escrow Funds

shall be retained in the Escrow Account and remain subject to the terms of this Agreement until distributed in accordance with the final disposition of the underlying Claim, as directed either by (i) written instructions from Seller and Buyer, or (ii) by the final order, decree or judgment of a court or other tribunal of competent jurisdiction and, if by such order, decree or judgment, time for appeal has expired and no appeal has been perfected, directing the disbursement of such funds.

7. Release of Remaining Funds to Seller. Following the expiration of the Holdback Period, the current balance in the Escrow Account, less the Retained Amount shall be paid to Seller. After the date the Holdback Period expires and upon resolution of all pending Claims as provided in Section 6 hereinabove, and payment out of the Escrow Account to Buyer of all amounts determined to be due under such Claims, the remaining balance of the Escrow Account shall be paid to the Seller.

8. Termination of Escrow Account. The escrow provided for hereunder shall terminate and the Escrow Agent shall be discharged on the date on which all of the Escrow Account is distributed in accordance with Section 6 hereof.

9. Escrow Agent. The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct. Buyer and Seller agree to indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result from its own gross negligence, willful misconduct or material failure to follow the instructions contained herein. The Escrow Agent shall be entitled to consult with counsel, at the expense of the Buyer and Seller, if reasonably necessary, in the course of performing its duties under this Escrow Agreement.

It is understood and agreed that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction and, if by such order, decree or judgment, time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, sent by personal delivery or by facsimile to the appropriate address or facsimile number specified below, or at such other place or facsimile number as either party may, from time to time, designate in a written notice given to the other. Notices or other communications shall be duly given: (i) when delivered to the recipient personally; (ii) 72 hours after being mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed to the recipients as set forth below; and (iii) upon electronically verified facsimile, whichever is earlier.

To the Seller:	Bernardo Venture Attn: Michael Barnard 1933 Cliff Drive, Suite 1 Santa Barbara, CA 93 109 Telephone: (805) 957-0095 Telecopy: (805) 957-0082

With a Copy to: (but which copy shall not constitute notice)	Mullen & Henzell L.L.P. 112 E. Victoria Street Santa Barbara, CA 93 101 Attn: Mike Cage, Esq. Telephone: (805) 966-1 501 Telecopy: (805) 966-9204

To Buyer:	Apple Suites Realty Group Attn: Sam Reynolds 814 E. Main Street Richmond, VA 23219 Telephone: (804) 727-6314 Telecopy: (804) 727-6354

With a Copy to: (but which copy shall not constitute notice)	Apple REIT Companies Legal Dept. 814 E. Main Street Richmond, VA 2321 9 Telephone: (804) 727-633 8 Facsimile: (804) 727-6349

To Escrow Holder:	LandAmerica Lawyer’s Title Insurance Company 750 B Street, Suite 3000, Symphony Towers San Diego, CA 92 101 Attention: K.C. Jones, Escrow Officer Telephone: 6 19-230-6353 ext. 5830 Telecopy:

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

11. Governing Law. This Escrow Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California applicable to contracts executed and intended to be performed entirely within the State of California by residents of the State of California.

12. Further Assurances. Each of the Parties shall execute and deliver such additional instruments and other documents and shall take such reasonable further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

13. Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Amendment. This Escrow Agreement may be altered, modified or amended only in such manner as may be mutually agreed upon in writing by each of the parties hereto.

15. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16. Attorney’s Fees. In the event of any action, suit or proceeding arising from or based on this Escrow Agreement brought by any party or parties against any other party or parties to this Escrow Agreement, the prevailing party or parties shall be entitled to recover from the non- prevailing party or parties its attorneys’ fees and costs in connection therewith.

17. Escrow Fees. The Escrow Agent’s fees and expenses shall be paid fifty percent (50%)by Seller and fifty percent (50%) by Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

“SELLER”

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P.,
a California limited partnership

	By:	IWFRB, LLC, a California
limited liability company, its general partner

		By:	Invest West Financial Corporation,
a California corporation, its sole member

By: .
Name:
Its:

“BUYER”

APPLE SUITES REALTY GROUP, INC.,
a Virginia corporation

By:
Name:
Its:

“ESCROW AGENT”

LANDAMERICA LAWYER’S TITLE INSURANCE COMPANY

By:
Name:
Its

EXHIBIT 4.1

Escrow Holder’s General Conditions

GENERAL PROVISIONS

(2/4/04)

IMPORTANT – PLEASE READ CAREFULLY

1.	Privacy Notice (15 U.S.C. 6801 and 16 CFR Part 313)

We collect nonpublic personal information about you from information you provide on forms and documents and from other people such as your lender, real estate agent, attorney, title company, etc. We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law. We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

2.	Execution & Delivery of Escrow Instructions

These instructions may be executed in counterparts and said counterparts together will constitute one and the same instrument. In the event that the parties hereto utilize facsimile or electronically transmitted instructions to Escrow Holder, said parties hereby instruct Escrow Holder to rely upon such instructions as if they were originals. Any amendments and supplements to these instructions must be in writing and shall only be effective when executed and delivered to Escrow Holder. Escrow Holder shall not be concerned with nor have any obligations with respect to items designated as memoranda in these instructions or with any other agreement or contract between the parties to this escrow.

3.	Deposit of Funds

(i)	All funds received in this escrow will be deposited with other escrow funds in one or more non- interest-bearing escrow accounts of Escrow Holder in a financial institution selected by Escrow Holder. Escrow Holder shall not be responsible and shall have no liability for any delay in closing this escrow if the funds deposited in this escrow are not available for immediate withdrawal as a matter of right following deposit in such financial institution.

(ii)	You have the opportunity to earn interest on the funds you deposit with us through a deposit account arrangement that Escrow Holder has established with one of its financial institutions. The interest rate for these accounts varies between financial institutions, fluctuates periodically based on market conditions and other factors, and may change prior to or during the time your funds are on deposit. You will not have an opportunity to earn interest on any funds deposited by a lender.

(iii)	If you elect to earn interest through this special account arrangement, Escrow Holder will charge you an additional fee of $35.00 for the establishment and maintenance of the account. This fee compensates Escrow Holder for the costs associated with opening and managing the interest- bearing account, preparing correspondence/documentation, transferring funds, maintaining appropriate records for audit/reconciliation purposes and filing any required tax withholding statements. It is important that you consider this cost in your decision since the cost may exceed the interest you earn. If you are interested in having your funds deposited in an interest-bearing account, please contact your escrow officer.

(iv)

If you do not elect to have your funds deposited in an interest-bearing account, your funds (together with any funds deposited by a lender) will be held in Escrow Holder’s general escrow trust account. The general escrow trust account is restricted and protected against claims by third parties or creditors of Escrow Holder. Escrow Holder and/or its parent company may receive certain direct and indirect financial benefits from the financial institution as a result of maintaining the general escrow trust account. These benefits may include, without limitation, credits allowed by such financial institution on loans to Escrow Holder and/or its parent company and earnings on investments made with the proceeds of such loans, as well as accounting, reporting and other services and products of such financial institution. Escrow Holder shall have no obligation to account to the parties to this escrow in any manner for the value of, or to pay to any party, any benefit received by Escrow Holder and/or its parent company. Any such benefits shall be deemed additional compensation of Escrow Holder for its services in connection with this escrow. Some or all of these benefits may be deemed interest due you under California Insurance Code Section 12413.5. As indicated above, you may elect to have your funds placed in a separate, interest-bearing account and receive the benefits therefrom, but you will be required to pay Escrow Holder an additional fee for this service. Alternatively, you may leave your funds in the general escrow trust account and thereby authorize Escrow Holder to keep the benefits it and/or its parent company receives from the financial institution. In either event, you understand and agree that Escrow Holder and/or its parent company may receive and retain for their sole benefit any and all benefits derived from the general escrow trust account prior to the deposit of your funds in an interest-bearing account and following the withdrawal of your funds from such interest-bearing account (normally two business days prior to the close of escrow).

(v)	All parties depositing funds in connection with this escrow are hereby notified that the funds so deposited are insured only to the limit provided by the Federal Deposit Insurance Corporation.

(vi)	Funds deposited by a lender are ordinarily deposited to escrow one or two days prior to closing. You should be aware that your lender may begin charging interest on your loan from the date loan funds are deposited into Escrow Holder’s escrow trust account.

4.	Good Funds Law – California Insurance Code §12413.1

All parties are aware and understand that California Insurance Code §12413.1 mandates that funds deposited into an escrow must be collected and available for withdrawal PRIOR TO DISBURSEMENT. The determination of the availability of funds is set forth as follows:

(i)	CASH AND ELECTRONIC TRANSFERS (“wired funds”) are available for SAME DAY disbursement.

(ii)	CASHIER’S CHECKS AND CERTIFIED CHECKS are available for disbursement THE NEXT BUSINESS DAY;

In order to avoid unnecessary delays of two to seven days, or more, please use wire transfers, cashier’s checks or certified checks whenever possible.

5.	License of Escrow Holder

Escrow Holder is licensed by the California Department of Insurance to act as an underwritten title company, or if Escrow Holder’s name includes the word “Insurance”, Escrow Holder has a Certificate of Authority issued by the California Department of Insurance to transact the business of title insurance.

6.	Prorations

All adjustments and prorations called for in this escrow shall be made on the basis of a thirty (30) day month, unless otherwise instructed in writing.

7.	Sufficiency, Validity, Authority, etc. of Documents

Escrow Holder shall not be responsible or have any liability with respect to the sufficiency or correctness as to form, manner of execution, or validity of any document deposited in this escrow, nor as to the identity, authority or rights of any person executing the same. Escrow Holder’s duties hereunder shall be limited to the proper handling and disbursement of funds deposited in this escrow and the proper safekeeping and delivery of such documents received by Escrow Holder, in accordance with the written instructions given to Escrow Holder in this escrow in which all parties have concurred.

8.	Conveyance and Vesting

Escrow Holder is instructed to draw a Grant Deed, using any standard form, conveying title from Seller to Buyer, with Buyer’s legal vesting. Buyer acknowledges that Escrow Holder cannot give advice as to vesting, and understands that the vesting designated may have significant legal and tax consequences. Buyer is advised to seek the advice of Buyer’s own attorney and accountant with regard to vesting. Buyer shall furnish Escrow Holder with Buyer’s vesting prior to the date of preparation of Buyer’s loan documents or close of escrow (if Buyer is not obtaining financing).

9.	Copies of Escrow Instructions

Escrow Holder is authorized to furnish copies of these instructions, any supplements and/or amendments thereto, notices of cancellation and closing statements to any real estate brokers or agents representing any party to this escrow and to any lender whose loan will be paid through this escrow or will be used to fund this escrow.

10.	Cancellation

In the event this escrow is canceled, the parties hereto agree to pay Escrow Holder its cancellation fee for work performed, and to pay all expenses incurred by Escrow Holder. If a demand to cancel this escrow is submitted to Escrow Holder or if there is no written communication from the parties for a period of six months, Escrow Holder shall notify the parties of its intention to cancel this escrow and return all documents and funds (less cancellation fees and costs) to the party depositing the same. If no written objection to such notice is given to Escrow Holder within fifteen (15) days of mailing such notice, Escrow Holder shall cancel this escrow and return all funds and/or documents then held by Escrow Holder to the party depositing the same.

11.	Disputes

No notice, demand or change of instruction shall be of any effect in this escrow unless given in writing by all parties affected thereby. In the event a demand for funds and/or documents deposited with Escrow Holder in connection with this escrow is made and which is not concurred in by all parties hereto, Escrow Holder, notwithstanding which party made such demand, may elect to do any of the following:

(i) Take no further action in connection with this escrow and continue to hold such funds and/or documents until receipt of mutual concurring instructions from all parties to this escrow as to the disposition of such funds and/or documents;

(ii) Commence an action in interpleader and obtain an order from the court allowing Escrow Holder to deposit such funds and/or documents with the court, in which case Escrow Holder shall have no further liability or obligations with respect to this escrow; or

(iii) In the event that any party commences an action against any other party with respect to this escrow, deposit such funds and/or documents with the court, in which case Escrow Holder shall have no further liability or obligations with respect to this escrow.

In the event Escrow Holder interpleads any funds and/or documents with any court pursuant to either subparagraphs (ii) or (iii) above, Escrow Holder shall be entitled to reimbursement of its reasonable attorneys’ fees and expenses of litigation in connection with such action.

12.	Arbitration

In the event of a claim or controversy between Escrow Holder and any party hereto involving an amount greater than $5,000.00 and arising out of this escrow, either escrow Holder or such other party may demand arbitration pursuant to the Rules of the American Arbitration Association. The decision of the arbitrator shall be binding on all parties and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof.

13.	No Duty to Notify as to Other Transactions

Escrow Holder shall have no duty or responsibility to notify any party to this escrow of any sale, resale, loan, exchange or other transaction involving the property which is the subject of this escrow or any profit realized by any person or entity in connection therewith, notwithstanding that Escrow Holder may act as escrow holder for such transaction(s) in this or another escrow(s).

14.	Failure to Close Timely

If the conditions for closing this escrow have not occurred at the time set forth herein for closing, Escrow Holder is nevertheless to continue to act hereunder and to close this escrow as soon thereafter as such conditions (except as to time) shall have been met, unless any party shall have made a written demand on Escrow Holder for cancellation of this escrow and/or for the return of any funds and/or documents deposited by such party.

15.	Delivery of Documents and Funds

Escrow Holder will send documents to the parties in an appropriate manner, such as regular mail, facsimile or email, unless otherwise instructed. Delivery by Escrow Holder of documents to a party’s real estate agent or broker shall constitute delivery to that party. Funds may be delivered by regular mail, overnight mail or wire, at the discretion of Escrow Holder, unless otherwise instructed by the party to whom the funds are delivered.

16.	Retention of Records

After the closing or cancellation of this escrow, Escrow Holder shall retain the escrow file(s) pertaining to this escrow for a minimum of one year, after which time Escrow Holder is authorized to destroy or otherwise dispose of such file(s) without notice or liability to the parties hereto.

17.	California Withholding

In accordance with Section 18662 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to 3113 percent of the sales price in the case of a disposition of California real property interest by either:

1. A seller who is an individual or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of the seller, OR

2. A corporate seller that has no permanent place of business in California.

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:

1. The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), OR

2. The seller executes a written certificate, under the penalty of perjury, certifying that the seller is a corporation with a permanent place of business in California, OR

3. The seller, who is an individual, executes a written certificate, under the penalty of perjury, of any of the following:

A. That the California real property being conveyed is the seller’s principal residence (within the meaning of Section 121 of the Internal Revenue Code).

B. That the California real property being conveyed is or will be exchanged for property of like kind (within the meaning of Section 1031 of the Internal Revenue Code), but only to the extent of the amount of gain not required to be recognized for California income tax purposes under Section 1031 of the Internal Revenue Code.

C. That the California real property has been compulsorily or involuntarily converted (within the meaning of Section 1033 of the Internal Revenue Code) and that the seller intends to acquire property similar or related in service or use so as to be eligible for nonrecognition of gain for California income tax purposes under Section 1033 of the Internal Revenue Code.

D. That the California real property transaction will result in a loss for California income tax purposes.

The seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement.

The California statutes referenced above include provisions which authorize the Franchise Tax Board to grant reduced withholding and waivers from withholding on a case-by-case basis for corporations or other entities.

Buyer understands that in no event will Escrow Holder undertake to advise Buyer and/or Buyer’s representative on the possible application of the above code sections to this specific transaction. Unless expressly instructed by Seller and Buyer herein, Buyer understands that Escrow Holder will NOT assist in obtaining a waiver from withholding from the Franchise Tax Board.

Should Buyer and Seller herein direct Escrow Holder to undertake any activities pursuant to the withholding provisions under California law, Buyer and Seller agree to cooperate fully in providing necessary information to Escrow Holder. Buyer and Seller agree to indemnify and hold Escrow Holder harmless in the event of noncompliance resulting from information supplied by either Buyer and/or Seller. For additional information concerning the withholding provisions under the code sections referenced above, please contact the Franchise Tax Board-Withhold-at-Source Unit at (916) 845- 4900, P.O. Box 651, Sacramento, CA 95812-0651.

18.	Foreign Investment in Real Property Act (FIRPTA)

Buyer is hereby notified that FIRPTA withholding (Internal Revenue Code Section 1445) may be applicable to certain sales of United States real estate by non-resident aliens. Unless instructed otherwise by the parties to this escrow, Escrow Holder is released from any liability, obligation or responsibility with respect to compliance with said Code Section, including, but not limited to (a) withholding of funds, (b) advising the parties as to the requirements of said sections, (c) determining whether transferor (Seller) is a foreign person or entity and/or (d) obtaining a non-foreign affidavit.

19.	Preliminary Change of Ownership

Prior to the close of escrow, Buyer may hand Escrow Holder a fully completed and executed “Preliminary Change of Ownership Report” (PCOR) pursuant to the requirements of California Revenue and Taxation Code Section 480.3. Buyer may elect not to complete and execute said form prior to the close of escrow. Should Buyer choose not to execute the PCOR or should the County Recorders office reject the PCOR for any reason, Buyer is aware that a $20.00 charge will be assessed by the County Recorder’s office and Escrow Holder will charge the account of Buyer accordingly. In the event the PCOR has not been filed at the time the documents record OR the County Tax Assessors office determines that the form has not been properly completed, Buyer will be responsible for obtaining and completing a new PCOR and any additional documents that may be required by the Assessor’s office. Failure to file a proper PCOR will result in additional penalties in accordance with Section 480 of the California Revenue and Taxation Code. Escrow Holder’s sole duty shall be the delivery of the PCOR to the County Recorder at the time of recordation of transfer documents, if it is provided to Escrow Holder. Escrow Holder assumes no liability or responsibility regarding the proper completion of the PCOR.

20.	Supplemental Taxes

Buyer is advised that the County Tax Assessor will revalue property that changes ownership or contains new construction, which may result in a supplemental assessment. The supplemental taxes will be assessed from the date of the change in ownership or completion of construction.

21.	Fire/Hazard Insurance

Buyer shall obtain Fire/Hazard Insurance coverage, if applicable, on the subject property prior to the close of escrow, as per requirements of the new lender. If Buyer has not paid policy premium prior to close of escrow, Escrow Holder is authorized and instructed to debit Buyer’s account with the cost of the annual premium and pay such premium to the insurance agent and/or company, at the close of escrow, from funds deposited by Buyer. Escrow Holder is instructed to request that the insurance company deliver the original policy and copies, as required, to all necessary parties. In the event the property is covered by a blanket insurance policy, Buyer shall provide Escrow Holder with a Certificate of Insurance. FAILURE TO PROVIDE FIREIHAZARD INSURANCE WILL DELAY THE CLOSE OF ESCROW. Escrow Holder has no obligation to obtain fire or other insurance in the absence of a written instruction to do so.

22.	Fees and Charges; Messenger Fees

Escrow, title, and recording charges and other costs are to be charged to the principals’ accounts in accordance with customary practices in this County, unless Escrow Holder is instructed to do otherwise in writing. The charges which the Company will make for sending documents and/or checks via next day messenger services (i.e. Federal Express, UPS, DHL, Airborne, Express Mail, etc.) are $15.00 per letter for standard overnight service, and $25.00 for larger size packages and/or priority delivery services, both of which charges include a mark-up to cover the Company’s expenses, overhead and profit for arranging the service. Special messenger fees will be charged at the actual cost of the messenger service, plus a mark-up to cover the Company’s expenses, overhead and profit for arranging the service. There will be no additional charge for pick-up or delivery of packages via the Company’s regularly scheduled messenger runs.

23.	Special Recording; Late Confirmation of Recording

Seller’s proceeds may not be available, and encumbrances may not be paid off, until the first business day following the day of recording if 1) documents recorded at close of escrow are recorded later in the day than 8:00 a.m. (which is called a “special recording”) or if 2) the County Recorder does not provide confirmation of recording within sufficient time to allow same-day disbursement of funds by wire or check.

24.	IRS Form 1099 Requirements

If requested by Escrow Holder, Seller will furnish Escrow Holder with sufficient information to file form 1099, if required, with the Internal Revenue Service for the sale of the real property which is subject to this escrow.

25.	Disclosure Reports

Escrow Holder is not to be concerned with disclosures made by the parties to each other. In the event Escrow Holder receives any disclosure reports requiring signatures or approval by a party, Escrow Holder’s only responsibility will be to forward the report to the appropriate party.

26.	Loan Payoffs

When a mortgage, deed of trust or tax lien is to be paid off through escrow, Escrow Holder is authorized to pay the payoff demand received from the creditor. Seller/borrower understands that a loan payoff may include a prepayment penalty and other charges.

EXHIBIT 16.7

Representation Letter

Form of Management Representation Letter

(On Bernardo Venture stationery)

April     , 200

Keiter, Stephens, Hurst, Gary and Shreaves, P.C.

4401 Dominion Boulevard

Suite 300

Glen Allen, Virginia 23060

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the balance sheet of Bernardo Venture, a California general partnership (the “Company”) as of December 31, 2006, and the related statements of operations and partners’ capital, and cash flows for the year then ended, for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. We confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. We are also responsible for adopting sound accounting policies, establishing and maintaining internal control, and preventing and detecting fraud.

We confirm, to the best of our knowledge and belief, as of                         , 200    , the date of your report, the following representations made to you during your audit.

1.	The financial statements referred to above are fairly presented in conformity with accounting principles generally accepted in the United States.

2.	We have made available to you all a.

a.	Financial records and related data.

b.	Minutes of the meetings of partners, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

3.	There have been no communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

4.	There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

                    , 200

5.	We are in agreement with the adjusting journal entries you have recommended, and they have been posted to the Company’s accounts, or if not posted, have been summarized on the attached schedule. We believe the effects of the uncorrected financial statement misstatements listed on the attached schedule are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. We have reviewed the schedules documenting the computation of depreciation of property and equipment and are in agreement with the estimated lives, depreciation methods and other assumptions reflected therein.

6.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

7.	We have no knowledge of any fraud or suspected fraud affecting the Company involving:

a.	Management,

b.	Employees who have significant roles in internal control, or

c.	Others where the fraud could have a material effect on the financial statements.

8.	We have no knowledge of any allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, vendors, customers, regulators or others.

9.	Except for the agreement to sell the Company’s property as disclosed in the financial statements, the Company has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

10.	The following have been properly recorded or disclosed in the financial statements:

a.	Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

b.	Guarantees, whether written or oral, under which the Company is contingently liable.

11.	There are no estimates that may be subject to a material change in the near term that have not been properly disclosed in the financial statements. We understand that near term means the period within one year of the date of the financial statements. In addition, we have no knowledge of concentrations existing at the date of the financial statements that make the Company vulnerable to the risk of severe impact that have not been properly disclosed in the financial statements.

12.	There are no:

a.	Violations or possible violations of laws or regulations whose effect should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

b.	Unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5.

c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5.

13.	The Company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged, except as made known to you and disclosed in the notes to the financial statements.

14.	We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

15.	No events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to, or disclosure in, the financial statements.

This letter is rendered for the sole benefit of Keiter, Stephens, Hurst, Gary and Shreaves, P.C. and no other person or entity is entitled to rely hereon.

BERNARDO VENTURE, a California general partnership

By:	IWF Bernardo Innvestors, L.P., a
California limited partnership

	By:	IWFRB, LLC, a California limited liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member

By:
Name:
Its:

XXXXXX, LLP

Unadjusted differences in the 2004 financial statements:

Description	Assets	Liabilities and Equity	Net Income

Total

SCHEDULE 14.6.a

Leases between Seller and Tenant

No Current Lease Space

3/7/2006	1

Schedule 14.6.b

FF&E Leases

1.	Motor Vehicle Master Lease Agreement dated April 20,2005 by and between Alamo Leasing Company, Inc. and Bernardo Venture dba Hilton Garden Inn San Diego. (2005 Ford El50 Van)

2.	Lease Agreement dated December 30, 2004 by and between Xerox and Hilton Garden Inn Hotel/San Diego. (Copier)

3/7/2006	2

Schedule 14.6c

Operating Agreements

1.	Service Agreement dated December 22, 2004 by and between AqA Pool Management & Supply and Hilton Garden Inn -Rancho Bernardo.

2.	Terms of Sale Agreement dated December 20, 2004 by and between Coca Cola Bottling Company and Hilton Garden Inn -San Diego/Rancho Bernardo.

3.	Cleaning and Sanitizing Chemicals “Preferred Supplier for Hilton Brand Franchised Hotels” Contract dated April 22, 2002 by and between Diversey Lever and Hilton Brand Hotels.

4.	Service Contract dated November 23, 2004 by and between Dunbar Armored, Inc. and Hilton Garden Inn Ranch Bernardo.

5.	Waste Removal & Disposal Agreement dated November 9, 2004 by and between EDCO Disposal Corporation and Hilton Garden Inn.

6.	Purchase Contract dated September 13, 2004 by and between Guest-Tek Interactive Entertainment, Ltd. And Bernardo Venture dba Hilton Garden Inn San Diego/Rancho Bernardo.

7.	Landscape Contract dated June 17, 2005 by and between Heaviland Enterprises Inc. and Hilton Garden Inn.

8.	Service Agreement dated May 21, 2004 by and between Business Music & Communications (Muzak) and Hilton Garden Inn -Bernardo Venture.

9.	Hotel Service License Agreement dated October 18,2004 by and between LodgeNet Entertainment Corporation, a Delaware Corporation and Bernardo Venture, a California General Partnership by RBCA Partners, LP, a Texas Limited Partnership, its General Partner by LJ Real Estate Services, Inc., a Texas Corporation, its General Partner.

10.	Pest Prevention Service Agreement dated December 28, 2004 by and between Steritech Group, Inc. and Hilton Garden Inn.

11.	Maintenance Agreement dated November 16, 2005 by and between ThyssenKrupp Elevator and Hilton @ Rancho Bernardo.

12.	Service Agreement dated October 18, 2004 by and between SCT Fire Alarm and Security Inc. by Southern Cal Telecom, Inc. and Bernardo Venture, a California General Partnership by RBCA Partners, LP, a Texas Limited Partnership, its General Partner by LJ Real Estate Services, Inc., a Texas Corporation, its General Partner.

13.	Master Service Agreement dated December 2, 2004 by and between Shift4 Corporation and RBCA Limited dba Hilton Garden Inn San Diego -Rancho Bernardo.

14.	Management Agreement dated September 24, 2003 by and between Bernardo Venture, a California General Partnership and Presidian Destinations, Ltd., a Texas limited partnership.

3/7/2006	3

Schedule 14.6c

Operating Agreements (Cont’d)

15.	ATM Cash Dispenser Location Agreement dated July 29, 2005 by and between American Consumer Financial Network and Hilton Garden Inn.

16.	Service Agreement dated January 20, 2004 by and between Alsco and Hilton Garden Inn.

17.	Interior Plants and Maintenance Agreement with Plants From Middle Earth.

18.	Hilton Information Technology System Agreement dated December 16,2004 by and between Hilton Hotels Corporation through its Hilton Brand Hotel Division and Bernardo Venture, a California General Partnership by RBCA Partners LP, a Texas Limited Partnership, its General Partner, by LJ Real Estate Services, Inc., a Texas Corporation, its General Partner. (Hilton GDS System & Equipment)

19.	Hilton Garden Inn Refresh Program License Agreement (Amended and Restated) dated April 7, 2005 by and between Hilton Systems Solutions, LLC, a Delaware Limited Liability Company, as successor to Hilton Hotels Corporation by assignment and Bernardo Venture, a California General Partnership by RBCA. Partners LP, a Texas Limited Partnership. (Hilton GDS System & Equipment)

20.	Service Contract dated December 15, 2005 by and between Micros Systems and Bernardo Venture.

3/7/2006	4

Schedule 14.6.d

Advertising Agreements

1.	Participation Agreement dated November 15, 2005 by and between Hilton Hotels Corporation and Hilton Garden Inn San Diego – Rancho Bernardo for ROVER 2006 Hotel Group Lead Referral Program.

2.	Participation Agreement dated November 10, 2005 by and between Hilton Garden Inn Brand and Hilton Garden Inn San Diego 1 Rancho Bernardo for The Regional Matching Funds Advertising Program.

3.	Hotel Web Services Agreement dated February 14, 2006 by and between Hilton Garden Inn San Diego/Rancho Bernardo and TRAVELOCITY.COM LP .

3/7/2006	5

Schedule 14.6.e

Advance Booking Agreements

Functions

1.	Confirmed Booking Agreement dated 2/2/06 by and between General Electric and Hilton Garden Inn – Rancho Bernardo.

2.	Confirmed Booking Agreement dated 113 1/06 by and San Diego Dental Society and Hilton Garden Inn – Rancho Bernardo.

3.	Confirmed Booking Agreement dated 1/23/06 by and between Novartis and Hilton Garden Inn – Rancho Bernardo. (Standing Verbal Agreement)

4.	Confirmed Booking Agreement dated 2/4/06 by and Impact Programs and Hilton Garden Inn – Rancho Bernardo. (Standing Verbal Agreement)

5.	Confirmed Booking Agreement dated 211 0106 by and between Pacific Plumbing Production and Hilton Garden Inn – Rancho Bernardo.

6.	Confirmed Booking Agreement dated 2/10/06 by and between Cheetah and Hilton Garden Inn -Rancho Bernardo. (Verbal – covers set-up for next day)

7.	Confirmed Booking Agreement dated 12/6/05 by and between Cheetah and Hilton Garden Inn – Rancho Bernardo.

8.	Confirmed Booking Agreement dated 2/10/06 by and NCR – WCS Leadership Team Meeting and Hilton Garden Inn – Rancho Bernardo.

9.	Confirmed Booking Agreement dated 2/16/06 by and between The Coaching Institute and Hilton Garden Inn – Rancho Bernardo.

10.	Confirmed Booking Agreement dated 2/22/06 by and between XACTIMATE24 and Hilton Garden Inn – Rancho Bernardo.

11.	Confirmed Booking Agreement dated 1 1/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (March)

12.	Confirmed Booking Agreement dated 11/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (June)

13.	Confirmed Booking Agreement dated 1 1/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (September)

14.	Confirmed Booking Agreement dated 2/2/06 by and GMAC and Hilton Garden Inn – Rancho Bernardo.

15.	Confirmed Booking Agreement dated 2/21/06 by and between Revlon and Hilton Garden Inn – Rancho Bernardo.

16.	Confirmed Booking Agreement dated 2/9/06 by and between Retrovauille and Hilton Garden Inn – Rancho Bernardo. (May)

17.	Confirmed Booking Agreement dated 2/16/06 by and between Vizconde Party and Hilton Garden Inn – Rancho Bernardo.

3/7/2006 Revised

Schedule 14.6.e

Advance Booking Agreements (Cont’d)

Group Room Rentals

1.	Confirmed Booking Agreement dated 111 0106 by and between Sellers/Schmidt Wedding and Hilton Garden Inn – Rancho Bernardo

2.	Confirmed Booking Agreement dated 11/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (March) *

3.	Confirmed Booking Agreement dated 11/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (June) *

4.	Confirmed Booking Agreement dated 11/4/05 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo. (September) *

5.	Confirmed Booking Agreement dated 2/9/06 by and between March Retrovauille and Hilton Garden Inn – Rancho Bernardo (May) *

6.	Confirmed Booking Agreement dated 1/24/06 by and between SCAHA Playoffs and Hilton Garden Inn – Rancho Bernardo

7.	Confirmed Booking Agreement dated 10/5/05 by and between SchneiderIZygar Wedding and Hilton Garden Inn – Rancho Bernardo

8.	Confirmed Booking Agreement dated 12/28/05 by and between Woehl/House Wedding and Hilton Garden Inn – Rancho Bernardo

9.	Confirmed Booking Agreement dated 211 8/06 by and between NCR -WCS Leadership Team and Hilton Garden Inn – Rancho Bernardo *

10.	Confirmed Booking Agreement dated 2/1/06 by and between BrunsonNyatt Wedding and Hilton Garden Inn – Rancho Bernardo

11.	Confirmed Booking Agreement dated 1 112 1/05 by and between ValencidHorgari Wedding and Hilton Garden Inn – Rancho Bernardo

12.	Confirmed Booking Agreement dated 9/30/05 by and between PilldMiller Wedding and Hilton Garden Inn – Rancho Bernardo

13.	Confirmed Booking Agreement dated 1 112 1/05 by and between Rockwell & Friends and Hilton Garden Inn – Rancho Bernardo

14.	Confirmed Booking Agreement dated 2/2/06 by and between GMAC and Hilton Garden Inn – Rancho Bernardo *

15.	Confirmed Booking Agreement dated 2/2/06 by and between De Salle High School and Hilton Garden Inn – Rancho Bernardo

16.	Confirmed Booking Agreement dated 2/14/06 by and between Expense Reduction Analyst and Hilton Garden Inn – Rancho Bernardo

17.	Confirmed Booking Agreement dated 2/23/06 by and between Santa Clara Blackhawks and Hilton Garden Inn – Rancho Bernardo

18.	Confirmed Booking Agreement dated 1/17/06 by and between LuptonIMcDonald Wedding and Hilton Garden Inn – Rancho Bernardo

19.	Confirmed Booking Agreement dated 1/24/06 by and between Sun Country Corvette Club and Hilton Garden Inn – Rancho Bernardo

3/7/2006 Revised

Schedule 14.6.e

Advance Booking Agreements (Cont‘d)

Group Room Rentals (Cont’d)

20.	Confirmed Booking Agreement dated 2/1/06 by and between BarnhartIRodriguez Wedding and Hilton Garden Inn – Rancho Bernardo

21.	Confirmed Booking Agreement dated 211 8/06 by and between Club 21 and Hilton Garden Inn – Rancho Bernardo

22.	Confirmed Booking Agreement dated 7/25/05 by and between Niedenvimmer Family Reunion and Hilton Garden Inn – Rancho Bernardo

23.	Confirmed Booking Agreement dated 2/21/06 by and ChisholrnIMcMahan Wedding and Hilton Garden Inn – Rancho Bernardo

24.	Confirmed Booking Agreement dated 2/20/06 by and between Maciejewski Wedding and Hilton Garden Inn – Rancho Bernardo

25.	Confirmed Booking Agreement dated 111 1/06 by and between California State Games 2006 and Hilton Garden Inn – Rancho Bernardo

26.	Confirmed Booking Agreement dated 112 1 106 by and between DiPasqualeIBraden Wedding and Hilton Garden Inn – Rancho Bernardo

27.	Confirmed Booking Agreement dated 8/22/05 by and between Schmitz/Mason Wedding and Hilton Garden Inn – Rancho Bernardo

28.	Confirmed Booking Agreement dated 11/1/O5 by and between Vizconde/Villanueva Wedding and Hilton Garden Inn – Rancho Bernardo

29.	Confirmed Booking Agreement dated 1/25/06 by and between Lamoureux/Nevariz Wedding and Hilton Garden Inn – Rancho Bernardo

30.	Confirmed Booking Agreement dated 1/27/06 by and between Pegasus Cup and Hilton Garden Inn – Rancho Bernardo

31.	Confirmed Booking Agreement dated 1/27/06 by and between Pegasus Cup 2 and Hilton Garden Inn – Rancho Bernardo

32.	Confirmed Booking Agreement dated 2/10/06 by and between Calaustro Shemlock Wedding and Hilton Garden Inn – Rancho Bernardo

33.	Confirmed Booking Agreement dated 211 5/06 by and between LaID’ulisse Wedding and Hilton Garden Inn – Rancho Bernardo

34.	Confirmed Booking Agreement dated 211 0106 by and between KruseIBoeller Wedding and Hilton Garden Inn – Rancho Bernardo

35.	Confirmed Booking Agreement dated 1211 4/05 by and between Hancock/Burlison Wedding and Hilton Garden Inn – Rancho Bernardo

36.	Confirmed Booking Agreement dated 2/9/06 by and between AnctiVMowrey Wedding and Hilton Garden Inn – Rancho Bernardo

37.	Confirmed Booking Agreement dated 2/8/06 by and between LedermanIRosenfeld Wedding and Hilton Garden Inn – Rancho Bernardo

38.	Confirmed Booking Agreement dated 1/24/06 by and between LowndesISanders Wedding and Hilton Garden Inn – Rancho Bernardo

3/7/2006 Revised

Schedule 14.6.e

Advance Booking Agreements (Cont’d)

Group Room Rentals (Cont’d)

39.	Confirmed Booking Agreement dated 1011 9/05 by and between Siebold/Twedt Wedding and Hilton Garden Inn -Rancho Bernardo

40.	Confirmed Booking Agreement dated 12/01/05 by and between McKensie/Pagden Wedding and Hilton Garden Inn -Rancho Bernardo

41.	Confirmed Booking Agreement dated 2/23/06 by and between Heggeness/Vanheerde Wedding and Hilton Garden Inn -Rancho Bernardo

*	See Function Agreement

3/7/2006 Revised